UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

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BioCardia, Inc.
(Name of Registrant as Specified In Its Charter)

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BIOCARDIA, INC.
125 SHOREWAY ROAD, SUITE B
SAN CARLOS, CALIFORNIA 94070

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held at 9:00 a.m. Pacific Time on Tuesday, December 22, 2020

Dear Stockholders of BioCardia, Inc.:

Please be advised that the 2020 annual meeting of stockholders (the “Annual Meeting”) of BioCardia, Inc., a Delaware corporation, will be held on Tuesday, December 22, 2020 at 9:00 a.m. Pacific Time, at BioCardia, Inc.’s principal executive offices located at 125 Shoreway Road, Suite B, San Carlos, California 94070, for the following purposes, as more fully described in the accompanying proxy statement:

1.	To elect two Class I directors to serve until the 2023 annual meeting of stockholders and until their successors are duly elected and qualified;

2.

To approve an amendment of our 2016 Equity Incentive Plan to increase (a) the maximum amount of the annual “evergreen” share reserve increase, and (b) the maximum equity awards that may be granted to non-employee directors per fiscal year;

3.	To ratify the appointment of PKF, LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2020;

4.	To hold a non-binding vote on executive compensation; and

5.	To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

Our board of directors has fixed the close of business on November 2, 2020 as the record date for the Annual Meeting. Only stockholders of record on November 2, 2020 are entitled to notice of and to vote at the Annual Meeting. Further information regarding voting rights and the matters to be voted upon is presented in the accompanying proxy statement. If you plan on attending this year’s Annual Meeting as a stockholder, follow the instructions provided in your proxy, as explained on page 3 of this proxy statement.

All stockholders are cordially invited to attend the meeting in person. Whether or not you plan to attend the Annual Meeting, we hope that you will vote as soon as possible. Voting by written proxy will ensure your representation at the meeting if you do not attend in person. For specific instructions on how to vote your shares, please review the instructions on the proxy card. Stockholders who attend the meeting may vote in person even if they have submitted a proxy. However, if you have submitted a proxy and wish to vote in person at the meeting, you must notify the inspector of elections of your intention to revoke the proxy that you previously submitted and instead vote in person at the meeting. If your shares are held in the name of a broker, trustee, bank or other nominee, please bring a proxy card from the broker, trustee, bank or other nominee with you to confirm that you are entitled to vote the shares.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting

of Stockholders to be Held on December 22, 2020

BioCardia’s Notice of Annual Meeting, Proxy Statement and Annual Report on Form 10-K for the fiscal year ended December 31, 2019 are available on the Financials & Filings portion of our website at www.biocardia.com/investors/financials-filings/id/1021.

YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the Annual Meeting, we urge you to submit your vote via the Internet, telephone or mail. We appreciate your continued support of BioCardia, Inc. and look forward to either greeting you personally at the Annual Meeting or receiving your proxy.

By order of the Board of Directors,

Jim Allen

Director

Peter Altman, Ph.D.

President, Chief Executive Officer, and Director

Andrew Blank

Chairman of the Board

Fernando L. Fernandez

Director

Richard Krasno, Ph.D.

Director

Jay M. Moyes

Director

Richard C. Pfenniger, Jr.

Director

Simon H. Stertzer, M.D.

Director

San Carlos, California

November 20, 2020

BIOCARDIA, INC.

PROXY STATEMENT
FOR 2020 ANNUAL MEETING OF STOCKHOLDERS
To Be Held at 9:00 a.m. Pacific Time on Tuesday, December 22, 2020

This proxy statement and the enclosed form of proxy are furnished in connection with the solicitation of proxies by our board of directors for use at the 2020 annual meeting of stockholders of BioCardia, Inc., a Delaware corporation(“BioCardia,” the “Company,” “we,” “our,” or “us”), and any postponements, adjournments or continuations thereof (the “Annual Meeting”). The Annual Meeting will be held on Tuesday, December 22, 2020 at 9:00 a.m. Pacific Time, at our principal executive offices located at 125 Shoreway Road, Suite B, San Carlos, California 94070. We anticipate first mailing this proxy statement and accompanying form of proxy on or about November 27, 2020 to holders of record of our common stock on November 2, 2020.

The information provided in the “question and answer” format below is for your convenience only and is merely a summary of the information contained in this proxy statement. You should read this entire proxy statement carefully. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this proxy statement and references to our website address in this proxy statement are inactive textual references only.

The Notice of Annual Meeting, this Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 are available on the Financials & Filings portion of our website at www.biocardia.com/investors/financials-filings/id/1021.

What matters am I voting on?

You will be voting on:

•	the election of two Class I directors to serve until the 2023 annual meeting of stockholders and until their successors are duly elected and qualified;

•

a proposal to amend the Company’s 2016 Equity Incentive Plan to increase (a) the maximum amount of the annual “evergreen” share reserve increase, and (b) the maximum equity awards that may be granted to non-employee directors per fiscal year;

•	a proposal to ratify the appointment of PKF, LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2020;

•	the approval, on an advisory basis, of a resolution approving the Company’s executive compensation; and

•	any other business as may properly come before the Annual Meeting.

How does the board of directors recommend I vote on these proposals?

Our board of directors recommends a vote:

•	“FOR” the election of Peter Altman, Ph.D. and Krisztina Zsebo, Ph.D. as Class I directors;

•

“FOR” the proposed amendment to the Company’s 2016 Equity Incentive Plan increase (a) the maximum amount of the annual “evergreen” share reserve increase, and (b) the maximum equity awards that may be granted to non-employee directors per fiscal year;

•	“FOR” the ratification of the appointment of PKF, LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2020; and

•	“FOR” the resolution approving our executive compensation.

Who is entitled to vote?

Holders of our common stock as of the close of business on November 2, 2020, the record date, may vote at the Annual Meeting. As of the record date, there were 12,425,794 shares of our common stock outstanding. In deciding all matters at the Annual Meeting, each stockholder will be entitled to one vote for each share of our common stock held by them on the record date. We do not have cumulative voting rights for the election of directors.

Registered Stockholders. If shares of our common stock are registered directly in your name with our transfer agent, you are considered the stockholder of record with respect to those shares, and the proxy materials were provided to you directly by us. As the stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote in person at the Annual Meeting.

Street Name Stockholders. If shares of our common stock are held on your behalf in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of those shares held in “street name,” and the proxy materials were forwarded to you by your broker or nominee, who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker or nominee as to how to vote your shares. Beneficial owners are also invited to attend the Annual Meeting. However, since a beneficial owner is not the stockholder of record, you may not vote your shares of our common stock in person at the Annual Meeting unless you follow your broker’s procedures for obtaining a legal proxy. Throughout this proxy, we refer to stockholders who hold their shares through a broker, bank or other nominee as “street name stockholders.”

In accordance with Delaware law, a list of stockholders entitled to vote at the Annual Meeting will be available at the Annual Meeting on December 22, 2020, and for 10 days prior to the annual meeting at 125 Shoreway Road, Suite B, San Carlos, California 94070, between the hours of 9:00 a.m. and 4:30 p.m., Pacific time.

How many votes are needed for approval of each proposal?

•

Proposal No. 1: Directors are elected by a plurality of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. “Plurality” means that the nominees who receive the largest number of votes cast “FOR” are elected as directors. As a result, any shares not voted “FOR” a particular nominee (whether as a result of stockholder abstention or a broker non-vote) will not be counted in such nominee’s favor and will have no effect on the outcome of the election. Votes of “WITHHOLD” and broker non-votes have no legal effect on the election of directors due to the fact that such elections are by a plurality. Abstentions will have no effect on the outcome of this proposal.

•

Proposal No. 2: The approval of the amendment to our 2016 Equity Incentive Plan requires the affirmative vote of a majority of the voting power of the shares present or represented by proxy at the Annual Meeting at which a quorum is present and entitled to vote thereon. Please note that abstentions are considered votes present and entitled to vote on this proposal, and thus, will have the same effect as a vote “AGAINST” the proposal. Broker non-votes will have no effect on the outcome of this proposal.

•

Proposal No. 3: The ratification of the appointment of PKF, LLP requires the affirmative vote of a majority of the voting power of the shares present or represented by proxy at the Annual Meeting at which a quorum is present and entitled to vote thereon. Please note that abstentions are considered votes present and entitled to vote on this proposal, and thus, will have the same effect as a vote “AGAINST” the proposal. Broker non-votes will have no effect on the outcome of this proposal.

•

Proposal No. 4: Approval, on an advisory basis, of our executive compensation requires the affirmative vote of a majority of the issued and outstanding shares of our common stock, represented in person or by proxy at the meeting and entitled to vote thereon. Please note that abstentions are considered votes present and entitled to vote on this proposal, and thus, will have the same effect as a vote “AGAINST” the proposal. Broker non-votes will have no effect on the outcome of this proposal.

What is a quorum?

A quorum is the minimum number of shares required to be present at the Annual Meeting for the Annual Meeting to be properly held under our amended and restated bylaws and Delaware law. The presence, in person or by proxy, of a majority of all issued and outstanding shares of our common stock entitled to vote at the Annual Meeting will constitute a quorum at the Annual Meeting. Abstentions, withhold votes and broker non-votes are counted as shares present and entitled to vote for purposes of determining a quorum.

How do I vote?

If you are a stockholder of record, there are four ways to vote:

•	by Internet at www.proxyvote.com, 24 hours a day, seven days a week, until 11:59 p.m. Eastern Time on December 21, 2020 (have your proxy card in hand when you visit the website);

•	by toll-free telephone at 1-800-690-6903 (have your proxy card in hand when you call);

•	by completing and mailing your proxy card; or

•	by written ballot at the Annual Meeting.

If you are a street name stockholder, you will receive voting instructions from your broker, bank or other nominee. You must follow the voting instructions provided by your broker, bank or other nominee in order to instruct your broker, bank or other nominee on how to vote your shares. Street name stockholders should generally be able to vote by returning an instruction card, or by telephone or on the Internet. However, the availability of telephone and Internet voting will depend on the voting process of your broker, bank or other nominee. If you are a street name stockholder, you may not vote your shares in person at the Annual Meeting unless you obtain a legal proxy from your broker, bank or other nominee.

Can I change my vote?

Yes. If you are a stockholder of record, you can change your vote or revoke your proxy any time before the Annual Meeting by:

•	entering a new vote by Internet or by telephone;

•	returning a later-dated proxy card;

•	notifying the Secretary of BioCardia, Inc., in writing, at BioCardia, Inc., 125 Shoreway Road, Suite B, San Carlos, California 94070; or

•	completing a written ballot at the Annual Meeting.

If you are a street name stockholder, your broker, bank or other nominee can provide you with instructions on how to change your vote.

What do I need to do to attend the Annual Meeting in person?

Seating will begin at 8:30 a.m. and the meeting will begin at 9:00 a.m. On the day of the meeting, each stockholder will be required to present valid picture identification such as a driver’s license or passport. If you hold your shares in street name, you must request and receive in advance of the Annual Meeting a legal proxy from your broker, bank or other nominee in order to vote in person at the Annual Meeting.

Use of cameras, recording devices, computers and other personal electronic devices will not be permitted at the Annual Meeting. Photography and video are prohibited at the Annual Meeting.

Please allow ample time for check-in. For security reasons, stockholders should be prepared and may be required to pass through metal detectors prior to entering the Annual Meeting. Please note that large bags and packages will not be allowed at the Annual Meeting. Persons will be subject to search.

What is the effect of giving a proxy?

Proxies are solicited by and on behalf of our board of directors. Peter Altman, Ph.D. and David McClung have been designated as proxies by our board of directors. When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, however, the shares will be voted in accordance with the recommendations of our board of directors as described above. If any matters not described in this proxy statement are properly presented at the Annual Meeting, the proxy holders will use their own judgment to determine how to vote the shares. If the Annual Meeting is adjourned, the proxy holders can vote the shares on the new Annual Meeting date as well, unless you have properly revoked your proxy instructions, as described above.

How are proxies solicited for the Annual Meeting?

Our board of directors is soliciting proxies for use at the Annual Meeting. All expenses associated with this solicitation will be borne by us. We will reimburse brokers or other nominees for reasonable expenses that they incur in sending our proxy materials to you if a broker or other nominee holds shares of our common stock on your behalf.

Is my vote confidential?

Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within BioCardia, Inc. or to third parties, except as necessary to meet applicable legal requirements, to allow for the tabulation of votes and certification of the vote, or to facilitate a successful proxy solicitation.

How may my brokerage firm or other intermediary vote my shares if I fail to provide timely directions?

Brokerage firms and other intermediaries holding shares of our common stock in street name for customers are generally required to vote such shares in the manner directed by their customers. In the absence of timely directions, your broker will have discretion to vote your shares on our sole “routine” matter: the proposal to ratify the appointment of PKF, LLP. Your broker will not have discretion to vote on the election of directors, the amendment to our 2016 Equity Incentive Plan or on the executive compensation, which are “non-routine” matters, absent direction from you.

Where can I find the voting results of the Annual Meeting?

We will announce preliminary voting results at the Annual Meeting. We will also disclose voting results on a Current Report on Form 8-K that we will file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Current Report on Form 8-K within four business days after the Annual Meeting, we will file a Current Report on Form 8-K to publish preliminary results and will provide the final results in an amendment to such Current Report on Form 8-K as soon as they become available.

I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?

Some brokers and other nominee record holders may be participating in the practice of "householding" proxy statements and annual reports. This means that only one copy of our proxy statement and annual report may have been sent to multiple stockholders in a stockholder's household. Additionally, you may have notified us that multiple stockholders share an address and thus you requested to receive only one copy of our proxy statement and annual report. . This procedure reduces our printing costs, mailing costs, and fees. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. While our proxy statement and 2019 Annual Report are available online, upon written or oral request, we will deliver promptly a separate copy of our proxy materials to any stockholder at a shared address to which we delivered a single copy of any of these materials. To receive a separate copy, or, if a stockholder is receiving multiple copies, to request that we only send a single copy of our proxy materials, such stockholder may contact us at the following address and phone number:

BioCardia, Inc.
Attention: Secretary
125 Shoreway Road, Suite B
San Carlos, California 94070

(650) 226-0120

Stockholders who beneficially own shares of our common stock held in street name may contact their brokerage firm, bank, broker-dealer or other similar organization to request information about householding.

What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?

Stockholder Proposals

Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at the next annual meeting of stockholders by submitting their proposals in writing to our Secretary in a timely manner. For a stockholder proposal to be considered for inclusion in our proxy statement for our 2021 annual meeting of stockholders, our Secretary must receive the written proposal at our principal executive offices no later than July 22, 2021 and the proposal must otherwise comply with the requirements of Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Stockholder proposals should be addressed to:

BioCardia, Inc.
Attention: Secretary
125 Shoreway Road, Suite B
San Carlos, California 94070

Our amended and restated bylaws also establish an advance notice procedure for stockholders who wish to present a proposal before an annual meeting of stockholders but do not intend for the proposal to be included in our proxy statement. Our amended and restated bylaws provide that the only business that may be conducted at an annual meeting is business that is (i) brought before the meeting by the corporation and specified in the notice of meeting given by or at the direction of our board of directors, (ii) brought before the meeting by or at the direction of our board of directors, or (iii) otherwise properly brought before the meeting by a stockholder who (A) was a stockholder of record both at the time of giving the notice and at the time of the meeting, (B) is entitled to vote at the meeting, and (C) has complied with all of the notice procedures set forth in our bylaws.

To be timely for our 2021 annual meeting of stockholders, our Secretary must receive the written notice at our principal executive offices:

•	not earlier than September 13, 2021; and

•	not later than the close of business on October 13, 2021.

In the event that we hold our 2021 annual meeting of stockholders more than 30 days before or more than 30 days after the one-year anniversary of the Annual Meeting, then notice of a stockholder proposal that is not intended to be included in our proxy statement must be received no earlier than the close of business on the 120th day before such annual meeting and no later than the close of business on the later of the following two dates:

•	the 90th day prior to such annual meeting; or

•	the 10th day following the day on which public disclosure of the date of such annual meeting was made.

If a stockholder who has notified us of his, her or its intention to present a proposal at an annual meeting does not appear to present his, her or its proposal at such annual meeting, we are not required to present the proposal for a vote at such annual meeting.

Nomination of Director Candidates

You may propose director candidates for consideration by our nominating and corporate governance committee. Any such recommendations should include the nominee’s name and qualifications for membership on our board of directors and should be directed to our Secretary at the address set forth above. For additional information regarding stockholder recommendations for director candidates, see “Board of Directors and Corporate Governance−Stockholder Recommendations for Nominations to the Board of Directors.”

In addition, our amended and restated bylaws permit stockholders to nominate directors for election at an annual meeting of stockholders. To nominate a director, the stockholder must provide the information required by our amended and restated bylaws. In addition, the stockholder must give timely notice to our Secretary in accordance with our amended and restated bylaws, which, in general, require that the notice be received by our Secretary within the time period described above under “Stockholder Proposals” for stockholder proposals that are not intended to be included in a proxy statement.

Availability of Bylaws

A copy of our amended and restated bylaws may be obtained by accessing Exhibit 3.2 to our Form 8-K filed on April 11, 2017 on the SEC’s website at http://www.sec.gov. You may also contact our Secretary at our principal executive offices for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Our business affairs are managed under the direction of our board of directors, which is currently composed of eight members. All of our directors other than Peter Altman are independent within the meaning of the listing standards of the NASDAQ Stock Market LLC. Our board of directors is divided into three staggered classes of directors. At each annual meeting of stockholders, a class of directors will be elected for a three-year term to succeed the same class whose term is then expiring.

The following table sets forth the names, ages as of November 20, 2020, and certain other information for each of the directors with terms expiring at the Annual Meeting, the nominees for election as a director at the Annual Meeting, and for each of the continuing members of our board of directors:

	Class	Age	Position	Director Since(4)	Current Term Expires	Expiration of Term For Which Nominated
Directors with Terms expiring at the Annual Meeting/ Nominees
Peter Altman, Ph.D.	I	54	President, Chief Executive Officer and Director	2002	2020	2023
Fernando L. Fernandez(1)*	I	59	Director	2016	2020	—
Krisztina Zsebo, Ph.D.	I	64	Director nominee	—	—	2023

Continuing Directors
Jim Allen(2)	II	65	Director	2019	2021	—
Andrew Blank(1)(3)	II	64	Chairman of the Board of Directors	2019	2021	—
Richard Pfenniger, Jr.(3)	II	65	Director	2016	2021	—
Richard Krasno, Ph.D.(2)	III	78	Director	2016	2022	—
Jay M. Moyes(1)(3)	III	66	Director	2011	2022	—
Simon H. Stertzer, M.D.(2)	III	84	Director	2002	2022	—

(1)	Member of the audit committee

(2)	Member of the nominating and corporate governance committee

(3)	Member of the compensation committee

(4)

Service on our board of directors prior to 2016 noted in the narrative below includes service with BioCardia Lifesciences, Inc., the company we merged with in our reverse merger transaction in October 2016.

*	The board of directors intends to replace Mr. Fernandez as a member of the audit committee promptly following the Annual Meeting.

Nominees for Director

Peter Altman, Ph.D. has served as our President and Chief Executive Officer since 2002, where he has global responsibility for the development, manufacture and marketing of our therapeutic candidates and products. He was founding Chief Executive Officer from 1999 to 2003 and board member of CareDx from 1999 to 2014, a developer of a diagnostic to be used in chronic inflammatory diseases, including cardiac transplantation. He was also founding Chief Executive Officer for Lumen Therapeutics from 2004 to 2005, an early-stage pharmaceutical company. He has 33 years of experience in life science research and product development, is named inventor in more than 50 U.S. patents, and has authored 40 scientific publications. Dr. Altman currently serves as a director on the board of directors of Oncocyclist Biotech, since 2018. He received his Ph.D. in Bioengineering/Pharmaceutical Chemistry from the University of California, San Francisco and University of California, Berkeley, his Management of Technology certificate from the Walter A. Haas School of Business at the University of California, Berkeley, and both his Master of Science and Bachelor of Science in Mechanical Engineering from the Columbia University School of Engineering and Applied Sciences. Dr. Altman has been elected Fellow of the American Heart Association.

We believe that Dr. Altman possesses specific attributes that qualify him to serve as a member of our board of directors, including his extensive experience in the biotechnology, medical device and diagnostic industries and the operational insight and expertise he has accumulated as our President and Chief Executive Officer.

Krisztina Zsebo, Ph.D. was nominated to our board of directors in November 2020 and is a biopharmaceutical veteran with 36 years of experience in the biotechnology industry. She has served as the CEO and co-founder of VasoRx since April 2018. Since August 2015, she has been a consultant in the biotechnology industry as President of Biovest Consulting, LLC and since June 2020, she has served as the CEO of VST-Bio Corporation, an early stage biotechnology company. From 2004 through May 2015 she was CEO & President and a director of Celladon Corporation (now Eiger BioPharmaceuticals, Inc.) and took the company public. From March 2004 until October 2007, Dr. Zsebo was a venture partner at Enterprise Partners Venture Capital, a venture capital firm. Prior to joining Enterprise Partners, Dr. Zsebo held executive positions at Remedyne Corporation, a biotechnology company, Connetics Corporation, a specialty pharmaceutical company, ALZA Corporation, a pharmaceutical and medical systems company, Cell Genesys, Inc., a biotechnology company, and Amgen Inc., a biotechnology company. Dr. Zsebo received a B.S. in Biochemistry from the University of Maryland, an M.S. in Biochemistry and Biophysics from Oregon State University and a Ph.D. in Comparative Biochemistry from the University of California, Berkeley.

We believe that Dr. Zsebo possesses specific attributes that qualify her to serve as a member of our board of directors, including her extensive management and operational experience in the biotechnology, medical device and diagnostic industries.

Continuing Directors

Jim Allen was appointed to our board of directors in October 2019. Mr. Allen is Chief Executive Officer and President of Sea Star, Inc., a real estate development company, and has served in that capacity since he founded the company in February 1989. Mr. Allen has founded multiple companies from concept to full operation involving the development of various technologies, patents, manufacturing processes, and sales, distribution and maintenance programs. Six of his ventures have resulted in sales to publicly-traded companies. One of his companies was sold to Roper Technologies, Inc. and he is currently serving in a consulting capacity for TransCore Atlantic LLC, a Roper Technologies, Inc. company. He is a named inventor on 29 issued and pending patents. Mr. Allen has studied business at Troy University and Auburn University at Montgomery.

We believe that Mr. Allen possesses specific attributes that qualify him to serve as a member of our board of directors, including his operational expertise and extensive track record of successful business ventures.

Andrew Scott Blank is Chairman of our board of directors and was appointed to our board of directors in October2019. Mr. Blank is President of National Brands, Inc., an investment group that was one of the largest Anheuser-Bush beer distributors prior to divesture of those operations, and has served in that capacity since March 2, 1993. Mr. Blank also currently serves as President of WareITis Technologies, developer of one of the foremost enterprise level content management software suites called Records Studio, President of Archive America, one of the country’s largest family-owned document storage firms, and President of Seaboard Warehouse Terminals, a provider of nationwide third-party logistics services. Mr. Blank also currently serves on the board of directors of Neumentum, Inc. Mr. Blank holds a bachelor’s degree in business from the University of Miami.

We believe that Mr. Blank possesses specific attributes that qualify him to serve as Chairman of our board of directors, including his operational expertise and extensive track record in the management of fast-growth companies.

Richard Krasno, Ph.D. was appointed to our board of directors in October 2016. Dr. Krasno has served as a director of OPKO Health, Inc. since 2017. Dr. Krasno previously served as a director on the board of Ladenburg Thalmann from 2006 until 2020 and on the board of Castle Brands, Inc. from 2014 until 2019. Dr. Krasno served as the executive director of the William R. Kenan, Jr. Charitable Trust from 1999 to 2014 and, from 1999 to 2010, as president of the four affiliated funds. Prior to that, Dr. Krasno was the president of the Monterey Institute of International Studies in Monterey, California. From 2004 to 2012, Dr. Krasno also served as a director of the University of North Carolina Health Care System and served as chairman of the board of directors from 2009 to 2012. From 1981 to 1998, he served as president and chief executive officer of the Institute of International Education in New York. He also served as Deputy Assistant Secretary of Education in Washington, D.C. from 1979 to 1980. Mr. Krasno holds a Bachelor of Science from the University of Illinois and a Ph.D. from Stanford.

We believe that Mr. Krasno possesses specific attributes including his qualifications and skills, including financial literacy and expertise, his managerial experience and the knowledge and experience he has attained through his service as a director of publicly-traded corporations, which qualify him to serve as a member of our board of directors.

Richard C. Pfenniger, Jr. was appointed to our board of directors in October 2016. From May 2014 to February 2015, Mr. Pfenniger served as Interim Chief Executive Officer of Vein Clinics of America, Inc., a medical group specializing in the treatment of vein disease. From January 2013 to May 2013, Mr. Pfenniger served as Interim Chief Executive Officer of IntegraMed America, Inc., an operator of the largest U.S. network of fertility centers. From October 2003 until October 2011, when it was acquired by Metropolitan Health, Inc., he served as Chairman of the board of directors and President and Chief Executive Officer of Continucare Corporation, a provider of primary care physician and practice management services. Prior thereto, Mr. Pfenniger served as Chief Executive Officer of Whitman Education, Inc. from 1997 to 2003 and as Chief Operating Officer of IVAX Corporation from 1994 to 1997 after having served as the Senior Vice President - Legal Affairs from 1989 to 1994. Mr. Pfenniger currently serves as a director on the board of directors of OPKO Health, Inc., a pharmaceutical and medical diagnostic company, since 2008; on TransEnterix, Inc., a medical device company, since 2005; and on GP Strategies, Inc., a corporate training and performance improvement company, since 2005. Mr. Pfenniger currently serves on the boards of nonprofits Town Square Neighborhood Development Corporation and the Frost Museum of Science. Mr. Pfenniger holds a Juris Doctor degree from the University of Florida and a Bachelor of Business Administration degree from Florida Atlantic University.

We believe that Mr. Pfenniger possesses specific attributes that qualify him to serve as a member of our board of directors, including his expertise with public companies and the healthcare industry.

Jay M. Moyes has served on our board of directors since 2011. Mr. Moyes is the Chief Financial Officer of Sera Prognostics, Inc., a women’s health diagnostics company, and has served in that capacity since April 2020. He has served on the board of directors of Puma Biotechnologies from April 2012 to present, on the board of directors of Achieve Life Sciences from 2018 to the present, on the board of directors of Predictive Technology Group, Inc. from February 2019 until December 2019 and on the board of directors and Chairman of the Audit Committee of Osiris Therapeutics, a biosurgical company, from May 2006 until December 2017. He also served as a member of the board of directors and Chairman of the Audit Committee of Integrated Diagnostics, a privately held molecular diagnostics company, from 2011 to 2016. From 2012 to 2014, Mr. Moyes served as a member of the board of directors of Amedica Corporation, a publicly traded orthopaedics company, and as Chief Financial Officer from 2013 to 2014. From 2008 to 2009, Mr. Moyes served as Chief Financial Officer of CareDx, a publicly traded molecular diagnostics company. Prior to that, he served as Chief Financial Officer of Myriad Genetics, Inc., a publicly held healthcare diagnostics company, from June 1996 until his retirement in November 2007, and as Vice President of Finance from July 1993 until July 2005. From 1991 to 1993, Mr. Moyes served as Vice President of Finance and Chief Financial Officer of Genmark, a privately held genetics company. Mr. Moyes held various positions with the accounting firm of KPMG from 1979 to 1991. He also served as a member of the Board of Trustees of the Utah Life Science Association from 1999 to 2006. Mr. Moyes holds a Masters of Business Administration from the University of Utah, a Bachelor of Arts in economics from Weber State University, and was formerly a Certified Public Accountant.

We believe that Mr. Moyes possesses specific attributes that qualify him to serve as a member of our board of directors, including his extensive background in finance and accounting in the life sciences industry.

Simon H. Stertzer, M.D. has served on our board of directors since 2002. Dr. Stertzer is a Professor of Medicine, Emeritus at the Stanford University School of Medicine, Division of Cardiovascular Medicine. He was appointed Professor of Medicine at Stanford University in 1998, and became Professor Emeritus at Stanford University in 2011. Dr. Stertzer serves on the medical advisory board of Avenda Health, a private prostate cancer therapy company, and was appointed in June 2019. Dr. Stertzer is managing member of Windrock Enterprises, LLC, a real estate investment company, since May 1999. He has served as a Director of Frontiere Algorithmic Design LLC, a software development company, from June 2014. Dr. Stertzer was a founder and board member of Arterial Vascular Engineering, an angioplasty balloon and stent company that went public in 1996 and was subsequently acquired by Medtronic. He also serves as Director of AVIA App LLC since 2015. Dr. Stertzer received his Doctor of Medicine degree from New York University. He also earned a Certificat de Physiologie from University of Paris (Sorbonne) and had a fellowship at New York University Hospital in Cardiovascular Disease. Dr. Stertzer received a Bachelor of Arts degree in Humanities from Union College.

We believe that Dr. Stertzer possesses specific attributes that qualify him to serve as a member of our board of directors, including his historical association with our company and his expertise in interventional cardiology and the operational experience he has accumulated in the life sciences industry.

Director Independence

In accordance with the listing requirements of the NASDAQ Stock Market and our Corporate Governance Guidelines, a majority of our Board must be composed of independent directors. Our Board has determined that all of our directors, other than Dr. Altman, and our director nominee, qualify as “independent” directors in accordance with listing requirements of The NASDAQ Stock Market, or NASDAQ, and Rule 10A-3 of the Securities Exchange Act of 1934, as amended, or the “Exchange Act.” Dr. Altman is not considered independent because he is an employee of BioCardia.

Board Leadership Structure

Board Structure. Our board of directors has eight authorized seats divided into three classes (Class I, Class II and Class III) with staggered three-year terms. Two Class I directors are to be elected at the 2020 Annual Meeting to serve a three-year term expiring at the 2023 annual meeting of stockholders or until their respective successors have been elected and qualified. The Class II directors and the Class III directors will continue to serve their respective terms until the respective 2021 and 2022 annual meetings of stockholders.

Board Leadership Structure. Our board of directors does not have a policy on whether or not the role of the Chief Executive Officer and Chairman should be separate or, if it is to be separate, whether the Chairman should be selected from the non-employee directors or be an employee. Currently, we operate with Dr. Altman serving as a director and our President and Chief Executive Officer and Andrew Blank serving as our Chairman. We believe that the separation of the Chairman and Chief Executive Officer positions suit the talents, expertise and experience that each of Dr. Altman and Mr. Blank bring to the Company.

Board Committees. Our board of directors has established an audit committee, a compensation committee and a nominating and corporate governance committee. The composition and responsibilities of each of the committees of our board of directors is described below. Members will serve on these committees until their resignation or until as otherwise determined by our board of directors.

Family Relationships

There are no family relationships among any of our directors or executive officers.

Board Meetings and Committees

During our fiscal year ended December 31, 2019, the board of directors held 15 meetings (including regularly scheduled and special meetings), and each director attended at least 75% of the aggregate of (i) the total number of meetings of our board of directors held during the period for which he or she has been a director and (ii) the total number of meetings held by all committees of our board of directors on which he or she served during the periods that he or she served.

Although we do not have a formal policy regarding attendance by members of our board of directors at annual meetings of stockholders, we invite, but do not require, our directors to attend. None of our non-employee directors attended our 2019 annual meeting of the stockholders.

Our board of directors has established an audit committee, a compensation committee and a nominating and corporate governance committee. The composition and responsibilities of each of the committees of our board of directors is described below. Members will serve on these committees until their resignation or until as otherwise determined by our board of directors.

Audit Committee

Our audit committee currently consists of Jay Moyes, who is the chair of the committee, Fernando Fernandez and Andrew Blank, each of whom are independent for Audit Committee purposes under the requirements of NASDAQ and SEC rules and regulations. The Board intends to appoint a member of the audit committee to replace Mr. Fernandez promptly following the Annual Meeting. Each of Mr. Moyes and Mr. Fernandez is an “audit committee financial expert” as the term is defined under SEC regulations. The audit committee operates under a written charter. The functions of the audit committee include:

•	overseeing the engagement of our independent registered accounting firm;

•	reviewing our audited financial statements and discussing them with the independent registered accounting firm and our management;

•	meeting with the independent registered accounting firm and our management to consider the adequacy of our internal controls; and

•	reviewing our financial plans, reporting recommendations to our full board of directors for approval and authorizing actions.

Both our independent registered accounting firm and internal financial personnel regularly meet with our audit committee and have unrestricted access to the audit committee.

Our audit committee operates under a written charter adopted by our board of directors, a current copy of which is available on the Corporate Governance portion of our website at www.biocardia.com/investors/corporate-governance/id/1029. During 2019, our audit committee held four meetings.

Compensation Committee

Our compensation committee currently consists of Richard Pfenniger, who is the chair of the committee, Jay Moyes and Andrew Blank, each of whom are independent in accordance with the NASDAQ Stock Market LLC standards. Each member of our compensation committee is also a non-employee director, as defined pursuant to Rule 16b-3 promulgated under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”). The compensation committee operates under a written charter. The functions of the compensation committee include:

●	determining the compensation of our Chief Executive Officer;

●

reviewing and, if deemed appropriate, recommending to our board of directors the compensation of, and policies, practices and procedures relating to the compensation of, our directors, officers and other managerial employees and the establishment and administration of our employee benefit plans;

●	determining or recommending, in consultation with our Chief Executive Officer, to the board of directors the compensation of our executive officers; and

●	advising and consulting with our officers regarding managerial personnel and development.

The compensation committee is authorized to retain the services of one or more executive compensation and benefits consultants or other outside experts or advisors as it sees fit, in connection with the establishment of our compensation programs and related policies.

Our compensation committee operates under a written charter adopted by our board of directors, a current copy of which is available on the Corporate Governance portion of our website at www.biocardia.com/investors/corporate-governance/id/1029. During 2019, our compensation committee held three meetings.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee consists of Simon Stertzer, who is the chair of the committee, Richard Krasno and Jim Allen, each of whom are independent in accordance with the NASDAQ Stock Market LLC standards. The nomination committee operates under a written charter. The functions of the nominating and corporate governance committee include:

•	establishing standards for service on our board of directors;

•	identifying individuals qualified to become members of our board of directors and recommending director candidates for election or re-election to our board;

•	considering and making recommendations to our board of directors regarding the size and composition of the board of directors, committee composition and structure and procedures affecting directors;

•	reviewing compliance with relevant corporate governance guidelines;

•	reviewing governance-related stockholder proposals and recommending Board responses; and

•

reviewing actual and potential conflicts of interest of Board members and corporate officers, other than related-party transactions reviewed by the Audit Committee, and approving or prohibiting any involvement of such persons in matters that may involve a conflict of interest or taking of a corporate opportunity.

Our nominating and corporate governance committee operates under a written charter adopted by our Board of Directors, a current copy of which is available on the Corporate Governance portion of our website at www.biocardia.com/investors/corporate-governance/id/1029. During 2019, our nominating and corporate governance committee held two meetings.

Considerations in Evaluating Director Nominees

Our nominating and corporate governance committee uses a variety of methods for identifying and evaluating director nominees. In its evaluation of director candidates, our nominating and corporate governance committee will consider the existing size and composition of our board of directors and certain other factors, including the character, integrity, diversity of experience, independence, area of expertise, corporate experience, potential conflicts of interest, and other factors that the committee may consider appropriate. Our nominating and corporate governance committee relies upon various criteria for board membership, which may include, without limitation, that a candidate exhibit: the highest ethical character; sound business judgment; skills that are complementary to those of the existing Board; ability to assist and support management and make significant contributions to the Company’s success; and an understanding of the fiduciary responsibilities that is required of a member of the Board and the commitment of time and energy necessary to diligently carry out those responsibilities. Qualification and backgrounds of the directors as a whole should provide the proper breadth of knowledge, abilities and experience to appropriate composition of the board. Although our nominating and corporate governance committee does not have a specific policy with respect to board diversity, the Board believes that our board of directors should be a diverse body, and our nominating and corporate governance committee considers a broad range of backgrounds and experiences. In making determinations regarding nomination of directors, our nominating and corporate governance committee may take into account the benefits of diverse viewpoints. Renomination of existing directors will not be viewed as automatic, but rather will be based on continuing qualification using the criteria set forth above.

Our nominating and corporate governance committee considers these and other factors as it oversees the annual board of director and committee evaluations. After completing its review and evaluation of director candidates, our nominating and corporate governance committee recommends to our full board of directors the director nominees for selection.

Stockholder Recommendations for Nominations to the Board of Directors

Our nominating and corporate governance committee will consider candidates for director recommended by stockholders, provided that (i) any recommending stockholder must have continuously held at least 1% of the company’s fully diluted securities entitled to be voted on the proposal at the meeting for at least one year by the date the proposal is submitted, and (ii) such recommendations comply with our amended and restated certificate of incorporation and amended and restated bylaws and applicable laws, rules and regulations, including those promulgated by the SEC. The nominating and corporate governance committee will evaluate such recommendations in accordance with its charter, our amended and restated bylaws, our policies and procedures for director candidates, as well as the regular director nominee criteria described above.

Any nomination should be sent in writing to our Secretary at BioCardia, Inc., 125 Shoreway Road, Suite B, San Carlos, California 94070.

Communications with the Board of Directors

Interested parties wishing to communicate with our board of directors or with an individual member or members of our board of directors to provide comments, to report concerns, or to ask a question, may do so at the following address:

BioCardia, Inc.
Attention: Secretary
125 Shoreway Road, Suite B
San Carlos, California 94070

You may submit your concerns anonymously or confidentially by postal mail. You may also indicate whether you are a stockholder, customer, supplier, or other interested party.

Communications are distributed to the board, or to any individual directors as appropriate, depending on the facts and circumstances outlined in the communication. In that regard, the BioCardia, Inc. board of directors has requested that certain items which are unrelated to the duties and responsibilities of the board should be excluded, such as:

•	Product complaints

•	Product inquiries

•	New product suggestions

•	Resumes and other forms of job inquiries

•	Surveys

•	Business solicitations or advertisements

In addition, material that is unduly hostile, threatening, illegal or similarly unsuitable will be excluded, with the provision that any communication that is filtered out must be made available to any non-management director upon request.

Code of Business Conduct and Ethics

We have adopted a code of business conduct and ethics that applies to our officers, directors and employees, including our Chief Executive Officer, Chief Financial Officer, and other executive and senior financial officers. Our code of business conduct and ethics is available on our website at www.biocardia.com/investors/corporate-governance/id/1029. We intend to disclose any amendments of our code of business conduct and ethics, or waivers of its requirements for directors or executive officers, on our website.

We have also adopted an Insider Trading Policy. That policy prohibits all employees, including our executive officers, and all directors and agents from purchasing any financial instrument that is designed to hedge or offset any decrease in the market value of our securities. All employees, including our executive officers, and all of our directors and agents are also prohibited from pledging our securities or engaging in short sales of our securities.

Risk Oversight

Our board of directors has responsibility for the oversight of our risk management processes and, either as a whole or through our committees, regularly discusses with management our major risk exposures, their potential impact on our business and the steps we take to mitigate or manage them. The risk oversight process includes receiving reports from committees of our board of directors and members of senior management to enable our board of directors to understand our risk identification, risk management and risk mitigation strategies with respect to areas of potential material risk, including operations, finance, legal, regulatory, strategic and reputational risk, as well as the impact on us of public health issues such as COVID-19.

The audit committee oversees our management of financial risks. Periodically, the audit committee reviews our policies with respect to risk assessment and risk management. Oversight by the audit committee includes direct communication with our external auditors, and discussions with management regarding significant risk exposures and the actions management has taken to limit, monitor or control such exposures. The compensation committee is responsible for assessing whether any of our compensation policies or programs has the potential to encourage excessive risk-taking. The nominating and corporate governance committee manages risks associated with the independence of the board of directors, corporate disclosure practices and potential conflicts of interest. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire board or directors is regularly informed through committee reports about such risks. Matters of significant strategic risk are considered by our board of directors as a whole.

Non-Employee Director Compensation

Cash and Equity Compensation

We compensate non-employee members of the board of directors. Directors who are also employees do not receive cash or equity compensation for service on the board of directors in addition to compensation payable for their service as our employees. The non-employee members of our board of directors are reimbursed for travel, lodging and other reasonable expenses incurred in attending board of directors or committee meetings. Our directors received equity grants annually at the fair market value of our common stock at the time of grant under our 2016 Plan.

In January 2017 our compensation policy for non-employee directors was established. The cash and equity components of our compensation policy for non-employee directors in 2019 are set forth below:

Position	Annual Cash Retainer	Equity Grant
Base Fee	$40,000	$44,000
Chairperson Fee
Chairman of the Board	25,000
Audit Committee	15,000
Compensation Committee	10,000
Nominating and Corporate Governance Committee	7,500
Committee Member Fee
Audit Committee	7,500
Compensation Committee	5,000
Nominating and Corporate governance	3,750

In 2019, the board elected to defer quarterly payment of the cash portion of director compensation until the Company raised sufficient financing. In May 2020, our board of directors approved the settlement in equity of the deferred cash portion of director compensation in the form of equity awards.

In April 2020, our Compensation Committee, in consultation with Compensia, our compensation consultant, recommended revisions to our compensation policy for non-employee directors. Following review and discussion of such recommendation, in May 2020 our board of directors adopted the following compensation for non-employee directors for 2020: (i) $40,000 annual compensation in the form of deferred settlement RSUs paid quarterly with the number of RSUs calculated based on the greater of market closing price of BCDA common stock on the last trading day of the calendar quarter or $4.00, (ii) an equity grant of 8,800 RSUs to each incumbent non-employee director, and (iii) an initial grant of 4,100 RSUs to each new director. Our board of directors adopted such recommendation in May 2020. Our two new directors, Mr. Allen and Mr. Blank, each received an initial equity award of 4,100 RSUs on June 30, 2020, which vest annually over three years upon the anniversary of the grant date, and each of the other directors an equity award of 8,800 RSUs on such date.

Compensation for 2019

The following table sets forth summary information concerning the compensation awarded to, paid to, or earned by the non-employee members of our board of directors for the fiscal year ended December 31, 2019:

Director	Fees Earned or Paid in Cash($)(1)	Stock Awards ($)(2)	Option Awards ($)(2)	Total ($)
Jim Allen	$10,938	-	-	$10,938
Andrew Blank	$13,125	-	-	$13,125
Fernando L. Fernandez	$47,500	-	-	$47,500
Richard Krasno, Ph.D.	$43,750	-	-	$43,750
Jay M. Moyes	$58,125	-	-	$58,125
Richard C. Pfenniger, Jr.	$46,250	-	-	$46,250
Thomas Quertermous, M.D.(3)	$32,813	-	-	$32,813
Simon H. Stertzer, M.D.	$76,250	-	-	$76,250
Allan R. Tessler(3)	$41,250	-	-	$41,250

(1)	This amount reflects the amount of cash earned pursuant to our non-employee director compensation policy described above. No cash was paid to any director in 2019 due to the board’s election to defer payment of any cash portion of director compensation until we have raised sufficient funding. In May 2020, our board of directors approved the settlement in equity of the deferred cash portion of director compensation. With respect to the deferred cash compensation due to directors for 2019 as reflected in the table above, our board of directors granted the following equity awards in lieu of such cash compensation:

Director	Type of Award	Number
Jim Allen	RSUs	2,187
Andrew Blank	RSUs	2,625
Fernando L. Fernandez	RSUs	9,500
Richard Krasno, Ph.D.	RSUs	8,750
Jay M. Moyes	RSUs	11,625
Richard C. Pfenniger, Jr.	RSUs	9,250
Thomas Quertermous, M.D.	restricted stock	6,562
Simon H. Stertzer, M.D.	RSUs	15,250
Allan R. Tessler	restricted stock	8,250

(2)	Directors did not receive equity grants in 2019 under our policy described above.

(3)

On September 25, 2019, pursuant to shareholder requests for appointments to the board of directors, the board of directors accepted offers to resign from each of Thomas Quertermous, M.D. and Allan R. Tessler and appointed Jim Allen and Andrew Blank to fill these vacancies, effective October 1, 2019.

The following table lists all outstanding equity awards held by our non-employee directors as of December 31, 2019.

Name	Aggregate Number of Stock Options Outstanding as of December 31, 2019		Aggregate Number of Stock Awards Outstanding as of December 31, 2019
Jim Allen	-		-
Andrew Blank	-		-
Fernando L. Fernandez	-		567	(1)
Richard Krasno, Ph.D.	-		567	(1)
Jay M. Moyes	5,931	(2)	-
Richard C. Pfenniger, Jr.	-		567	(1)
Thomas Quertermous, M.D.*	3,921	(3)	-
Simon H. Stertzer, M.D.	12,218	(4)	-
Allan R. Tessler*	1,508	(5)	567	(1)

(1)	Includes 567 shares subject to a restricted stock award that vested on January 13, 2020.
(2)

Includes (i) 4,283 shares subject to an option, which are fully vested and immediately exercisable, (ii) 824 shares subject to an option that vested January 13, 2019, and (iii) 824 shares subject to an option that vested on January 13, 2020.

(3)

Includes (i) 2,273 shares subject to an option, which are fully vested and immediately exercisable, (ii) 824 shares subject to an option that vested January 13, 2019, and (iii) 824 shares subject to an option that vested on January 13, 2020.

(4)

Includes (i) 10,570 shares subject to an option which are fully vested and immediately exercisable, (ii) 824 shares subject to an option that vested January 13, 2019, and (iii) 824 shares subject to an option that vested on January 13, 2020.

(5)	Includes 1,508 shares subject to an option, which are fully vested and immediately exercisable.
*

On September 25, 2019, pursuant to shareholder requests for appointments to the board of directors, the board of directors accepted offers to resign from each of Thomas Quertermous, M.D. and Allan R. Tessler and appointed Jim Allen and Andrew Blank to fill these vacancies, effective October 1, 2019.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

Our board of directors is currently composed of eight members. In accordance with our amended and restated certificate of incorporation, our board of directors is divided into three staggered classes of directors. At the Annual Meeting, two Class I directors will be elected for a three-year term to succeed the same class whose term is then expiring.

Each director’s term continues until the election and qualification of his or her successor, or such director’s earlier death, resignation, or removal. Any increase or decrease in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of our directors. This classification of our board of directors may have the effect of delaying or preventing changes in control of our company.

Nominees

The terms of office of our Class I directors, Peter Altman, Ph.D. and Fernando L. Fernandez, will expire at the Annual Meeting. Our nominating and corporate governance committee has recommended, and our board of directors has approved, Peter Altman, Ph.D. and Krisztina Zsebo, Ph.D. as nominees for election as Class I directors at the Annual Meeting. If elected, Dr. Altman and Dr. Zsebo will serve as Class I directors through the 2023 annual meeting of stockholders and until their successors are duly elected and qualified. For information concerning the nominees, please see the section titled “Board of Directors and Corporate Governance.”

If you are a stockholder of record and you sign your proxy card or vote by telephone or over the Internet but do not give instructions with respect to the voting of directors, your shares will be voted “FOR” the election, or re-election, as the case may be, of Dr. Altman and Dr. Zsebo. We expect that such nominees will accept such nomination; however, in the event that a director nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by our board of directors to fill such vacancy. If you are a street name stockholder and you do not give voting instructions to your broker or nominee, your broker will leave your shares unvoted on this matter.

Vote Required

The election of each Class I director requires a plurality vote of the shares of our common stock present or represented by proxy at the Annual Meeting at which a quorum is present and entitled to vote thereon. Broker non-votes and abstentions will have no effect on the proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”
EACH OF THE NOMINEES NAMED ABOVE.

PROPOSAL NO. 2

APPROVAL OF AN AMENDMENT TO THE 2016 EQUITY INCENTIVE PLAN

Our board of directors is seeking stockholder approval of an amendment to the 2016 Equity Incentive Plan (the “2016 Plan”) to (a) increase the annual “evergreen” share reserve increase so we can continue to use the 2016 Plan to assist us in recruiting, retaining and motivating qualified personnel who help us achieve our business goals, including creating long-term value for stockholders, and (b) increase the maximum limit on equity awards that can be made to our non-employee directors per fiscal year because we are now compensating non-employee directors with equity awards in lieu of cash in order to conserve our cash for operations.

Currently, a maximum of 1,491,251 shares have been reserved for issuance under the 2016 Plan, including an automatic increase in the share reserve of 268,997 shares that occurred on the first day of our fiscal year 2020. The 2016 Plan provides for automatic increases in the share reserve on an annual basis (the “Annual Share Increases”), with the next such increase scheduled to occur on the first day of fiscal year 2021. Each Annual Share Increase is limited to the least of (1) 268,997 shares of common stock, (2) four percent (4%) of the outstanding shares of common stock on the last day of the immediately preceding fiscal year, or (3) an amount determined by our board of directors.

In addition, currently the 2016 Plan provides that our non-employee directors will not be granted awards covering more than 23,148 shares per fiscal year (increased to 37,037 shares in the fiscal year of his or her initial service as a non-employee director) (the “Outside Director Award Limits”).

If stockholders approve this amendment to the 2016 Plan, the Annual Share Increase, beginning in the 2021 fiscal year, would increase the number of shares available under the 2016 Plan during each fiscal year the 2016 Plan remains in effect, by a number of shares equal the least of (1) 1,000,000 shares, (2) four percent (4%) of the outstanding shares of common stock on the last day of the immediately preceding fiscal year, or (3) an amount determined by our board of directors; and the Outside Director Award Limits for fiscal year 2020 and going forward will immediately be increased so that our non-employee directors will not be granted awards covering more than 500,000 shares (increased to 750,000 shares in the fiscal year of his or her initial service as a non-employee director). We refer to the increases to the Annual Share Increases and the Outside Director Award Limits under the 2016 Plan as the “Amendment.” The 2016 Plan has not been amended in any other material way since an amendment to the 2016 Plan was last approved by stockholders in November 2019.

Without stockholder approval of this Amendment, we believe our ability to attract and retain the individuals necessary to drive our performance and increase long-term stockholder value will be limited. We believe that the approval of the Amendment is important to our continued success.  If stockholders do not approve the Amendment, the 2016 Plan will continue with the current share reserve and Annual Share Increase formula. Without any increase in share reserve or the Annual Share Increase, the shares reserved for issuance under the 2016 Plan likely will be insufficient to cover anticipated grants under the 2016 Plan during fiscal year 2021 and each fiscal year thereafter while the 2016 Plan remains in effect and the 2016 Plan’s goals of recruiting, retaining and motivating talented employees will be more difficult to meet. In addition, without any increase in the Outside Director Award limits, we will need to continue to compensate our non-employee directors with cash in order to continue to attract and retain highly qualified non-employee directors.

Our compensation committee and our board of directors have approved the Amendment, subject to the approval of our stockholders at the 2020 Annual Meeting.

Summary of the 2016 Equity Incentive Plan

The following is a summary of the principal features of the 2016 Plan and its operation. This summary does not contain all of the terms and conditions of the 2016 Plan and is qualified in its entirety by reference to the 2016 Plan as set forth in Appendix A, which is presented as adopted, without adjustments to give effect to the 1 for 12 reverse stock split of our common stock on November 2, 2017 and the 1 for 9 reverse stock split of our common stock on May 7, 2019.

General

The purposes of the 2016 Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to employees and consultants of the Company and any parent or subsidiary of the Company and members of our board of directors, and to promote the success of the Company’s business. These incentives are provided through the grant of stock options, stock appreciation rights (“SARs”), restricted stock awards, restricted stock units, performance shares and performance units.

Authorized Shares

Subject to adjustment upon certain changes in our capitalization as described in the 2016 Plan, the maximum aggregate number of shares of our Common Stock that will be available for issuance under the 2016 Plan will equal the sum of (i)  1,491,251 shares, which includes 92,031 shares that had been reserved but not issued pursuant to any awards granted under the 2002 Plan as of the date of the adoption of the 2016 Plan and 802,156 shares that were added to the 2016 Plan under its “evergreen” provision (discussed below) before the date of the Annual Meeting, and (ii) any shares subject to stock options or similar awards granted under the 2002 Plan that expire or otherwise terminate without having been exercised in full and shares issued pursuant to awards granted under the 2002 Plan that are forfeited to or repurchased by the Company (up to a maximum of 152,857 shares pursuant to clause (ii)). Subject to adjustment upon certain changes in our capitalization as described in the 2016 Plan, the maximum number of shares that may be issued upon the exercise of incentive stock options granted under the 2016 Plan will be the foregoing sum, plus any additional shares that were added to the 2016 Plan under its “evergreen” provision on or after the first day of our 2020 fiscal year or are returned to the 2016 Plan as described below to the extent permitted by Section 422 of the Internal Revenue Code (the “Code”). Shares under the 2016 Plan may be authorized, but unissued, or reacquired Common Stock of the Company.

The 2016 Plan includes an “evergreen” provision that provides that, subject to adjustment upon certain changes in our capitalization as described in the 2016 Plan, the number of shares available for issuance under the 2016 Plan will be increased on the first day of each fiscal year beginning with our 2017 fiscal year in an amount equal to the least of:

●	268,997 shares (as adjusted for the 1 for 12 reverse stock split of our common stock on November 2, 2017 and our 1 for 9 reverse stock split of our common stock on May 7, 2019);
●	4% of the outstanding shares of our common stock as of the last day of the immediately preceding fiscal year; or
●	such other amount as our board of directors may determine no later than the last day of the immediately preceding fiscal year.

If our stockholders approve the Amendment, then the annual “evergreen” increase in the number of shares available for issuance under the 2016 Plan on the first day of each fiscal year beginning in 2021, will be equal to the least of:

●	1,000,000 shares;
●	4% of the outstanding shares of our common stock as of the last day of the immediately preceding fiscal year; or
●	such other amount as our board of directors may determine no later than the last day of the immediately preceding fiscal year.

If an award granted under the 2016 Plan expires or becomes unexercisable without having been exercised in full, is surrendered pursuant to an exchange program (discussed below), or with respect to an award of restricted stock, restricted stock units, performance shares and performance units granted under the 2016 Plan, is forfeited to, or repurchased by, us due to failure to vest, the unpurchased shares (or for awards other than options or SARs the forfeited or repurchased shares) subject to such award will become available for future grant or sale under the 2016 Plan (unless the 2016 Plan has terminated). With respect to SARs, only shares actually issued (that is, the net shares issued) under a SAR will cease to be available under the 2016 Plan, and all remaining shares under SARs will remain available for future grant or sale under the 2016 Plan. If shares issued pursuant to restricted stock, restricted stock units, performance shares or performance units granted under the 2016 Plan are repurchased by or forfeited to the Company due to failure to vest, such shares will become available for future grant under the 2016 Plan. Shares used to pay the exercise price of an award granted under the 2016 Plan or to satisfy the tax withholding obligations of an award granted under the 2016 Plan will not remain available for issuance under the 2016 Plan. Payment of cash rather than shares pursuant to an award granted under the 2016 Plan will not result in reducing the number of shares available for issuance under the 2016 Plan.

Adjustments to Shares Subject to the 2016 Plan

In the event of any dividend or other distribution (whether in the form of cash, shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, exchange of shares or other securities of the Company, or other change in our corporate structure affecting our Common Stock, the Administrator (as defined below), in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the 2016 Plan, will adjust the number and class of shares that are reserved under the 2016 Plan, may be delivered under the 2016 Plan, and the number, class and price of shares covered by outstanding awards under the 2016 Plan.

Administration

The 2016 Plan will be administered by our board of directors or a committee of individuals satisfying applicable laws appointed by our board of directors, including our compensation committee (the “Administrator”). To make grants to certain officers and key employees of the Company, the members of the committee administering the 2016 Plan must qualify as “non-employee directors” under Rule 16b-3 of the Exchange Act.

Subject to the terms of the 2016 Plan, the Administrator has the sole discretion to select the employees, consultants, and directors who will receive awards, to determine the terms and conditions of awards, to modify or amend each award (subject to the restrictions of the 2016 Plan), including to accelerate vesting or waive forfeiture restrictions, and to interpret the provisions of the 2016 Plan and outstanding awards. Under the 2016 Plan, the Administrator also has the authority to institute and determine the terms and conditions of a program under which (i) outstanding awards are surrendered or cancelled in exchange for awards of the same type (which may have higher or lower exercise prices and different terms), awards of a different type, and/or cash, (ii) participants would have the opportunity to transfer any outstanding awards granted under the 2016 Plan to a financial institution or other person or entity selected by the Administrator, and/or (iii) the exercise price of an outstanding award is increased or reduced.

The Administrator may allow a participant to defer the receipt of payment of cash or delivery of shares that otherwise would be due to such participant. The Administrator may make rules and regulations relating to the 2016 Plan as well as establish sub-plans under the 2016 Plan for the purpose of satisfying applicable foreign laws or qualifying for favorable tax treatment under applicable foreign laws and may make all other determinations deemed necessary or advisable for administering the 2016 Plan. The Administrator’s decisions, determinations and interpretations will be final and binding on all participants and other award holders.

Eligibility

Awards may be granted to employees and consultants of the Company and any parent or subsidiary of the Company and members of our board of directors. Incentive stock options may be granted only to employees who, as of the time of grant, are employees of the Company or any parent or subsidiary corporation of the Company. As of September 30, 2020, the individuals eligible to participate in the 2016 Plan consisted of approximately 29 employees (including 5 executive officers), 4 consultants, and 7 non-employee directors.

Stock Options

Each option granted under the 2016 Plan will be evidenced by a written or electronic agreement between the Company and a participant, specifying the number of shares subject to the option and the other terms and conditions of the option, consistent with the requirements of the 2016 Plan. The exercise price per share of each option may not be less than the fair market value of a share of our Common Stock on the date of grant, except in limited circumstances specified in Code Section 424(a). Any incentive stock option granted to a person who at the time of grant owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company (a “Ten Percent Stockholder”) must have an exercise price per share equal to at least 110% of the fair market value of a share of our Common Stock on the date of grant. The aggregate fair market value of the shares (determined on the grant date) covered by incentive stock options that first become exercisable by any participant during any calendar year also may not exceed $100,000. Generally, the fair market value of a share of our Common Stock is its closing sales price (or closing bid, if no sales were reported) as quoted on The Nasdaq Stock Market on the day of determination. On November 17, 2020, the closing price of a share of our Common Stock on The Nasdaq Stock Market was $2.24 per share.

The 2016 Plan provides that the option exercise price may be paid, as determined by the Administrator, in cash, check, promissory note, other shares of our Common Stock having a fair market value equal to the aggregate exercise price of the exercised shares, consideration received under a broker-assisted (or other) cashless exercise program (whether through a broker or otherwise) that the Company implements in connection with the 2016 Plan, net exercise, such other consideration and method of payment for the issuance of shares to the extent permitted by applicable laws, or by any combination of the foregoing methods. With respect to any specific option, the methods of payment of the option exercise price will be authorized by the Administrator and set forth in the applicable option agreement. An option will be deemed exercised when the Company receives the notice of exercise and full payment for the shares to be exercised, together with applicable tax withholdings. Options will be exercisable at such times or under such conditions as determined by the Administrator and set forth in the award agreement. The maximum term of an option will be specified in the award agreement, provided that an incentive stock option granted to a Ten Percent Stockholder must have a term not exceeding 5 years and an incentive stock option granted to any other person must have a term not exceeding 10 years.

The Administrator will determine and specify in each award agreement, and solely in its discretion, the period of exercisability following termination of service applicable to each option. In the absence of such a determination by the Administrator, the participant generally will be able to exercise his or her option (to the extent vested) for (i) three months following his or her termination for reasons other than death or disability, and (ii) 12 months following his or her termination due to disability or following his or her death while holding the option.

Stock Appreciation Rights

A stock appreciation right gives a participant the right to receive the appreciation in the fair market value of our Common Stock between the date of grant of the award and the date of its exercise. Each stock appreciation right granted under the 2016 Plan will be evidenced by a written or electronic agreement between the Company and the participant specifying the exercise price and the other terms and conditions of the award, consistent with the requirements of the 2016 Plan. At the Administrator’s discretion, the payment upon exercise of SARs may be in cash, shares of our Common Stock of equivalent value, or a combination of both. The exercise price per share of each stock appreciation right may not be less than the fair market value of a share of our Common Stock on the date of grant. Upon exercise of a stock appreciation right, the holder of the award will be entitled to receive an amount determined by multiplying (i) the difference between the fair market value of a share on the date of exercise over the exercise price by (ii) the number of exercised shares. The term of a stock appreciation right will be no more than 10 years from the date of grant. The terms and conditions relating to the period of exercisability following termination of service with respect to options described above also apply to SARs.

Restricted Stock Awards

Awards of restricted stock are rights to acquire or purchase shares, which vest in accordance with the terms and conditions established by the Administrator in its sole discretion. Each restricted stock award granted will be evidenced by a written or electronic agreement between the Company and the participant specifying the number of shares subject to the award and the other terms and conditions of the award, consistent with the requirements of the 2016 Plan. Restricted stock awards may be subject to vesting conditions as the Administrator specifies, and the shares acquired may not be transferred by the participant until vested. During the period that any restricted stock award remains subject to vesting, a participant will be entitled to receive all dividends and other distributions paid with respect to the shares subject to the award, unless the Administrator provides otherwise. If any such dividends or distributions are paid in shares, the shares will be subject to the same restrictions on transferability and forfeitability as the shares subject to the restricted stock award with respect to which they were paid.

Unless otherwise provided by the Administrator, a participant will forfeit any shares of restricted stock as to which the restrictions have not lapsed as specified in the restricted stock award agreement. Unless the Administrator provides otherwise, participants holding restricted stock will have the right to vote the shares. The Administrator, in its sole discretion, generally may accelerate the time at which any restrictions will lapse or be removed.

Restricted Stock Units

The Administrator may grant restricted stock units, which represent a right to receive shares of our Common Stock at a future date as set forth in the participant’s award agreement. Each restricted stock unit granted under the 2016 Plan will be evidenced by a written or electronic agreement between the Company and the participant specifying the number of shares subject to the award and other terms and conditions of the award, consistent with the requirements of the 2016 Plan. Restricted stock units will result in a payment to a participant if the performance goals or other vesting criteria the Administrator may establish are achieved or the awards otherwise vest. Earned restricted stock units will be paid, in the sole discretion of the Administrator, in the form of cash, shares, or in a combination of both. The Administrator may establish vesting criteria in its discretion, which may be based on Company-wide, divisional, business unit or individual goals (including without limitation continued employment or service), applicable federal or state securities laws, or any other basis determined by the Administrator. After the grant of a restricted stock unit award, the Administrator, in its sole discretion, generally may reduce or waive any vesting criteria that must be met to receive a payout. A participant will forfeit any unearned restricted stock units as of the date set forth in the restricted stock unit award agreement.

Performance Units and Performance Shares

Performance units and performance shares also may be granted under the 2016 Plan. Each award of performance shares or units granted under the 2016 Plan will be evidenced by a written or electronic agreement between the Company and the participant specifying any performance period and other terms and conditions of the award, consistent with the requirements of the 2016 Plan. Performance units and performance shares will result in a payment to a participant if any performance goals or other vesting criteria the Administrator may establish are achieved or the awards otherwise vest. Earned performance units and performance shares will be paid, in the sole discretion of the Administrator, in the form of cash, shares (which will have an aggregate fair market value equal to the earned performance units or shares at the close of the applicable performance period), or in a combination of both.

The Administrator may establish performance objectives in its discretion, which may be based on Company-wide, divisional, business unit or individual goals (including without limitation continued employment or service), applicable federal or state securities laws, or any other basis determined by the Administrator. After the grant of a performance unit or performance share, the Administrator, in its sole discretion, may reduce or waive any performance objectives or other vesting provisions for such performance units or shares. Performance units will have an initial value established by the Administrator on or before the date of grant. Each performance share will have an initial value equal to the fair market value of a share of our Common Stock on the award’s grant date. A participant will forfeit any performance shares or units that are unearned as of the date set forth in the award agreement.

Non-Employee Directors.

All non-employee directors are eligible to receive all types of awards (except for incentive stock options) under our 2016 Plan. In order to provide a maximum limit on the cash compensation and equity awards that can be made to our non-employee directors, our 2019 Plan provides that in any given fiscal year, a non-employee director (i) will not be granted cash-settled awards with a grant date fair value (determined in according to GAAP) greater than $300,000 (increased to $500,000 in the fiscal year of his or her initial service as a non-employee director) and (ii) will not be granted awards covering more than 23,148 shares in any fiscal year (increased to 37,037 shares in the fiscal year of his or her initial service as a non-employee director), in each case as adjusted for the 1 for 12 reverse stock split of our common stock on November 2, 2017 and our 1 for 9 reverse stock split of our common stock on May 7, 2019. Any awards granted to an individual for his or her services as an employee or consultant (other than as a non-employee director) will not count toward this limit.

If our stockholders approve the Amendment, then the Outside Director Award Limit for fiscal year 2020 and going forward of 23,148 shares in any fiscal year (increased to 37,037 shares in the fiscal year of his or her initial service as a non-employee director), will be increased to an Outside Director Award Limit for fiscal year 2020 and going forward of 500,000 shares in any fiscal year (increased to 750,000 shares in the fiscal year of his or her initial service as a non-employee director).

Transferability of Awards

Awards granted under the 2016 Plan generally are not transferable other than by will or by the laws of descent or distribution and may be exercised during a participant’s lifetime only by the participant, unless the Administrator determines otherwise.

Dissolution or Liquidation

In the event of the Company’s proposed dissolution or liquidation, the Administrator will notify each participant as soon as practicable prior to the effective date of such proposed transaction. An award will terminate immediately prior to consummation of such proposed action to the extent the award has not been previously exercised.

Change in Control

The 2016 Plan provides that, in the event of a “change in control” (as defined in the 2016 Plan), the Administrator will have authority to determine the treatment of outstanding awards, including, without limitation, that:

•	awards may be assumed or substantially equivalent awards will be substituted by the acquiring or succeeding corporation or its affiliate;

•	awards will terminate upon or immediately prior to consummation of such transaction, upon providing written notice to the participant;

•

outstanding awards will vest and become exercisable, realizable, or payable, or restrictions applicable to an award will lapse, in whole or in part prior to or upon such transaction and, to the extent the Administrator determines, terminate upon or immediately prior to the effectiveness of the transaction;

•

an award will terminate in exchange for an amount of cash and/or property, if any, equal to the amount that would have been attained upon exercise of the award or realization of the participant’s rights as of the date of the transaction, or an award will be replaced with other rights or property selected by the Administrator in its sole discretion; or

•	any combination of the foregoing.

The Administrator will not be required to treat all awards similarly in the transaction.

If the successor corporation does not assume or substitute outstanding awards, then with respect to those awards not assumed or substituted, options and SARs will become fully vested and exercisable, all restrictions on restricted stock, restricted stock units, performance shares and performance units will lapse, and, with respect to awards with performance-based vesting not assumed or substituted, all performance goals or other vesting criteria will be deemed achieved at 100% of target levels and all other terms and conditions met. In addition, if an option or stock appreciation right is not assumed or substituted for in the event of a merger or change in control, the Administrator will notify the participant in writing or electronically that the option or SARs will be exercisable for a period of time determined by the Administrator in its sole discretion, and the option or SARs will terminate upon the expiration of such period.

Additionally, the 2016 Plan provides that with respect to awards granted to a non-employee director, in the event of our change in control, the participant will fully vest in and have the right to exercise options or SARs as to all of the shares underlying the award and all restrictions on restricted stock and restricted stock units will lapse, and with respect to awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at 100% of target levels and all other terms and conditions met.

Termination or Amendment

The 2016 Plan automatically will terminate 10 years from the date of its adoption by our board of directors, unless terminated at an earlier time by the Administrator. The Administrator may terminate, alter, suspend or amend the 2016 Plan at any time, provided that the Company will obtain stockholder approval of any amendment to the 2016 Plan to the extent necessary or desirable to comply with any applicable laws. No termination, alteration, suspension or amendment of the 2016 Plan may materially impair the rights of any participant unless mutually agreed otherwise between the participant and the Administrator.

Summary of U.S. Federal Income Tax Consequences

The following summary is intended only as a general guide to the material U.S. federal income tax consequences of participation in the 2016 Plan. The summary is based on existing U.S. laws and regulations, and there can be no assurance that those laws and regulations will not change in the future. The summary does not purport to be complete and does not discuss the tax consequences upon a participant’s death, or the provisions of the income tax laws of any municipality, state or non-U.S. jurisdiction to which the participant may be subject. As a result, tax consequences for any particular participant may vary based on individual circumstances.

Incentive Stock Options

No taxable income is reportable when an incentive stock option is granted or exercised, although the exercise may subject the participant to the alternative minimum tax or may affect the determination of the participant’s alternative minimum tax (unless the shares are sold or otherwise disposed of in the same year). If the participant exercises the option and then later sells or otherwise disposes of the shares acquired more than two years after the grant date and more than one year after the exercise date, the difference between the sale price and the exercise price will be taxed as capital gain or loss. If the participant exercises the option and then later sells or otherwise disposes of the shares before the end of the two or one year holding periods described above, he or she generally will have ordinary income at the time of the sale equal to the fair market value of the shares on the exercise date (or the sale price, if less) minus the exercise price of the option. For purposes of the alternative minimum tax, the difference between the option exercise price and the fair market value of the shares on the exercise date is treated as an adjustment item in computing the participant’s alternative minimum taxable income in the year of exercise. In addition, special alternative minimum tax rules may apply to certain subsequent disqualifying dispositions of the shares or provide certain basis adjustments or tax credits for alternative minimum tax purposes.

Nonstatutory Stock Options

No taxable income is reportable when a nonstatutory stock option with a per share exercise price at least equal to the fair market value of a share of the underlying stock on the date of grant is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the excess of the fair market value (on the exercise date) of the shares purchased over the exercise price of the exercised shares subject to the option. Any taxable income recognized in connection with an option exercise by an employee of the Company is subject to tax withholding by us. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss to the participant.

Stock Appreciation Rights

No taxable income is reportable when a stock appreciation right with a per share exercise price equal to at least the fair market value of a share of the underlying stock on the date of grant is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the amount of cash received and the fair market value of any shares received. Any taxable income recognized in connection with the exercise of a stock appreciation right by an employee of the Company is subject to tax withholding by us. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss to the participant.

Restricted Stock, Restricted Stock Units, Performance Units and Performance Shares

A participant generally will not have taxable income at the time an award of restricted stock, restricted stock units, performance units or performance shares, are granted. Instead, he or she will recognize ordinary income in the first taxable year in which his or her interest in the shares underlying the award becomes either (i) freely transferable, or (ii) no longer subject to substantial risk of forfeiture. If the participant is an employee, such ordinary income generally is subject to tax withholding by us. However, the recipient of a restricted stock award may elect to recognize income at the time he or she receives the award in an amount equal to the fair market value of the shares underlying the award (less any cash paid for the shares) on the date the award is granted.

Medicare Surtax

A participant’s annual “net investment income,” as defined in Section 1411 of the Code may be subject to a 3.8% federal surtax (generally referred to as the “Medicare Surtax”). Net investment income may include capital gain and/or loss arising from the disposition of shares subject to a participant’s awards under the 2016 Plan. Whether a participant’s net investment income will be subject to the Medicare Surtax will depend on the participant’s level of annual income and other factors.

Section 409A

Section 409A of the Code provides certain requirements for nonqualified deferred compensation arrangements with respect to an individual’s deferral and distribution elections and permissible distribution events. Awards granted under the 2016 Plan with a deferral feature will be subject to the requirements of Section 409A of the Code. Section 409A also generally provides that distributions must be made on or following the occurrence of certain events (e.g., the individual’s separation from service, a predetermined date, or the individual’s death). For certain individuals who are officers, subject to certain exceptions, Section 409A requires that distributions in connection with the officer’s separation from service commence no earlier than six months after such officer’s separation from service.

If an award granted under the 2016 Plan is subject to and fails to satisfy the requirements of Section 409A of the Code, the recipient of that award may recognize ordinary income on the amounts deferred under the award, to the extent vested, which may be prior to when the compensation is actually or constructively received. Also, if an award that is subject to Section 409A fails to comply with Section 409A’s provisions, Section 409A imposes an additional 20% federal income tax on compensation recognized as ordinary income, as well as interest on such deferred compensation. Certain states, such as California, have enacted laws similar to Section 409A which impose additional taxes, interest and penalties on nonqualified deferred compensation arrangements. The Company will also have withholding and reporting requirements with respect to such amounts.

Tax Effect for the Company

We generally will be entitled to a tax deduction in connection with an award under the 2016 Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a nonstatutory stock option). Special rules limit the deductibility of compensation paid to our Chief Executive Officer and other “covered employees” within the meaning of Code Section 162(m). Under Code Section 162(m), the annual compensation paid to any of these specified employees will be deductible only to the extent that it does not exceed $1,000,000.

Number of Awards Granted to Certain Individuals and Groups

The number of awards that an employee, director or consultant may receive under the 2016 Plan is in the discretion of the Administrator and therefore cannot be determined in advance. Our executive officers and non-employee directors have an interest in this proposal because they are eligible to receive awards under the 2016 Plan. If the amendment proposed in this proposal would have been in place during the last fiscal year, such amendment would not have affected the awards granted under the 2016 Plan for such year. The following table sets forth, (i) the aggregate number of shares of Common Stock subject to options and restricted stock unit awards granted under the 2016 Plan during the last fiscal year, and (ii) the average per share exercise price of such options and the dollar value of such restricted stock units granted.

Name of Individual or Group	Number of Shares Subject to Options Granted	Average Per Share Exercise Price ($)	Number of Shares of Restricted Stock Units Granted	Dollar Value of Restricted Stock Units Granted ($)
Peter Altman, Ph.D. President, Chief Executive Officer, and Director	71,054	$5.00	12,126	$4.75
David McClung Chief Financial Officer	28,246	$5.00	6,315	$4.75
Henricus Duckers Chief Medical Officer	29,821	$5.00	2,947	$4.75
All current executive officers, as a group	141,544	$5.00	26,335	$4.75
All current directors who are not executive officers, as a group	-	-	-	-
All current employees and consultants who are not executive officers, as a group	113,231	$5.04	8,378	$4.75

Required Vote

Approval of the Amendment to the 2016 Plan to increase (a) the annual “evergreen” increase in the number of Shares reserved for issuance thereunder by the least of (1) 1,000,000 shares, (2) four percent (4%) of the outstanding shares of common stock on the last day of the immediately preceding fiscal year, or (3) an amount determined by our board of directors, and (b) the maximum equity awards that may be granted to non-employee directors per fiscal year requires the affirmative “FOR” vote of a majority of the shares present in person or represented by Proxy entitled to vote at the Annual Meeting.

Board Recommendation

We believe strongly that the approval of the Amendment to the 2016 Plan is essential to our continued success. Our employees are one of our most valuable assets. Stock options, restricted stock units and other awards provided under the 2016 Plan are vital to our ability to attract and retain outstanding and highly skilled individuals. Such awards also are crucial to our ability to motivate employees to achieve the Company’s goals. For the reasons stated above, the stockholders are being asked to approve the amendment to the 2016 Plan to increase the number of shares reserved for issuance thereunder.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE AMENDMENT TO THE 2016 EQUITY INCENTIVE PLAN.

PROPOSAL NO. 3
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our audit committee has appointed PKF, LLP (“PKF”), an independent registered public accounting firm, to audit our consolidated financial statements for our fiscal year ending December 31, 2020.

Notwithstanding the appointment of PKF and even if our stockholders ratify the appointment, our audit committee, in its discretion, may appoint another independent registered public accounting firm at any time during our fiscal year if our audit committee believes that such a change would be in the best interests of BioCardia, Inc. and its stockholders. At the Annual Meeting, our stockholders are being asked to ratify the appointment of PKF as our independent registered public accounting firm for our fiscal year ending December 31, 2020. Our audit committee is submitting the appointment of PKF to our stockholders because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate governance. Representatives of PKF will be present at the Annual Meeting, and they will have an opportunity to make a statement and will be available to respond to appropriate questions from our stockholders.

If our stockholders do not ratify the appointment of PKF, our board of directors may reconsider the appointment.

Change of Independent Registered Public Accounting Firm

On November 9, 2020, following an evaluation of audit fees and costs and at the direction of our audit committee, we chose not to renew the engagement of KPMG LLP (“KPMG”), which was then serving as our independent registered public accounting firm. We notified KPMG on November 9, 2020 that it would be dismissed as our independent registered public accounting firm, effective upon completion of their review of our unaudited condensed consolidated financial statements as of and for the three and nine months ended September 30, 2020. The decision to change our independent registered public accounting firm was approved by the audit committee.

KPMG’s reports on the Company’s financial statements for the years ended December 31, 2019 and 2018 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles, except for the following separate paragraphs that stated:

“The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has incurred net losses and negative cash flows from operations since its inception and had an accumulated deficit that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

As discussed in Note 2 to the consolidated financial statements, the Company has changed its method of accounting for leases as of January 1, 2019 due to the adoption of FASB Accounting Standards Update 2016-02, Leases (Topic 842) and FASB Accounting Standards Update 2018-11, Leases (Topic 842): Targeted Improvements.”

During the two fiscal years ended December 31, 2019 and 2018 and the subsequent interim period through November 9, 2020, there were no: (1) disagreements with KPMG LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to their satisfaction, would have caused them to make reference in connection with their opinion to the subject matter of the disagreement, or (2) reportable events, except that KPMG LLP advised BioCardia, Inc. of the following material weakness: a lack of sufficient technical resources to appropriately perform effective and timely review of the accounting for and disclosure of complex non-routine transactions, including the adoption of new accounting standards. The subject matter of this reportable event was discussed by the Audit Committee with KPMG. The Company has authorized KPMG to respond fully to the inquiries of PKF, LLP concerning the subject matter of the reportable event.

In accordance with Item 304(a)(3) of Regulation S-K, we provided KPMG with a copy of the above disclosures and requested that KPMG furnish us with a letter addressed to the SEC stating whether or not KPMG agrees with our statements above. A copy of KPMG’s letter, dated November 12, 2020, stating its agreement with such statements was filed as Exhibit 16.1 to our Current Report on Form 8-K filed with the SEC on November 12, 2020.

On November 9, 2020, the audit committee approved the engagement of PKF as our independent registered public accounting firm for the fiscal year ending December 31, 2020, effective November 11, 2020.

During the Company’s two most recent fiscal years ended December 31, 2019 and 2018 and in the subsequent interim period from January 1, 2020 through November 11, 2020, neither the Company nor anyone acting on its behalf consulted with PKF regarding any of the matters or events set forth in Item 304(a)(2) of Regulation S-K.

Fees Paid to the Independent Registered Public Accounting Firms

The following table presents fees for professional audit services and other services rendered to our company by KPMG for our fiscal year ended December 31, 2019.

KPMG
(In Thousands)
Audit Fees(1)	$527
Audit−Related Fees(2)	—
Tax Fees(3)	—
All Other Fees(4)	—
Total Fees	$527

The following table presents fees for professional audit services and other services rendered to our company by KPMG for our fiscal year ended December 31, 2018.

KPMG
(In Thousands)
Audit Fees(1)	$411
Audit−Related Fees(2)	—
Tax Fees(3)	—
All Other Fees(4)	—
Total Fees	$411

(1)

Audit Fees consist of professional services rendered in connection with the audit of our annual consolidated financial statements, including audited financial statements presented in our Annual Report on Form 10-K, services that are normally provided by the independent registered public accountants in connection with statutory and regulatory filings or engagements for those fiscal years and timely review of our quarterly consolidated financial statements.

(2)

Audit-Related Fees consist of fees for professional services for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.” These services include accounting consultations concerning financial accounting and reporting standards.

(3)	Tax Fees consist of fees for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal, state and international tax compliance.

(4)	All Other Fees consist of permitted services other than those that meet the criteria above.

All fees described above were pre-approved by our Audit Committee.

Auditor Independence

In our fiscal year ended December 31, 2019, there were no other professional services provided by KPMG that would have required our audit committee to consider their compatibility with maintaining the independence of KPMG.

Audit Committee Policy on Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

Our audit committee has established a policy governing our use of the services of our independent registered public accounting firm. Under the policy, our audit committee is required to pre-approve all audit and non-audit services performed by our independent registered public accounting firm in order to ensure that the provision of such services does not impair the public accountants’ independence.

Vote Required

The ratification of the appointment of PKF requires the affirmative vote of a majority of the voting power of the shares present or represented by proxy at the Annual Meeting at which a quorum is present and entitled to vote thereon. Abstentions will have the effect of a vote “AGAINST” the proposal and broker non-votes will have no effect.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF PKF.

PROPOSAL NO. 4
NON-BINDING VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, enables our stockholders to vote to approve, on an advisory or non-binding basis, the compensation of our named executive officers as disclosed in accordance with the SEC’s rules in the “Executive Compensation” section of this proxy statement below. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation as a whole. This vote is not intended to address any specific item of compensation or any specific named executive officer, but rather the overall compensation of all of our named executive officers and the philosophy, policies and practices described in this proxy statement.

The say-on-pay vote is advisory, and therefore not binding on the Company, the Compensation Committee or our board of directors. The say-on-pay vote will, however, provide information to us regarding investor sentiment about our executive compensation philosophy, policies and practices, which the Compensation Committee will be able to consider when determining executive compensation for the remainder of the current fiscal year and beyond. Our board of directors and our Compensation Committee value the opinions of our stockholders and to the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, we will consider our stockholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns. The say-on-pay vote is conducted annually, and the next such vote will occur at the 2021 annual meeting of stockholders.

We believe that the information we’ve provided within the Executive Compensation section of this proxy statement demonstrates that our executive compensation is aligned with our stockholders’ interests to support long-term value creation. Accordingly, we ask our stockholders to vote “FOR” the following resolution at the Annual Meeting pursuant to this proposal:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation tables and the other related disclosure.”

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE
“FOR” THE ADVISORY (NON-BINDING) VOTE APPROVING EXECUTIVE COMPENSATION.
THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE SHARES PRESENT
AND ENTITLED TO VOTE IS NECESSARY FOR APPROVAL.

REPORT OF THE AUDIT COMMITTEE

The audit committee is a committee of the board of directors comprised solely of independent directors as defined by the listing standards of NASDAQ Stock Market LLC and required by the rules and regulations of the SEC. The audit committee operates under a written charter approved by the board of directors, which is available on the Corporate Governance portion of our website at www.biocardia.com/investors/corporate-governance/id/1029. The composition of the audit committee, the attributes of its members and the responsibilities of the audit committee, as reflected in its charter, are intended to be in accordance with applicable requirements for corporate audit committees. The audit committee reviews and assesses the adequacy of its charter and the audit committee’s performance on an annual basis.

With respect to the company’s financial reporting process, the management of the company is responsible for (1) establishing and maintaining internal controls and (2) preparing the company’s consolidated financial statements. The audit committee appointed KPMG LLP, an independent registered public accounting firm, as our independent auditor for fiscal year 2019. As such, KPMG was responsible for auditing our financial statements. It is the responsibility of the audit committee to oversee these activities. It is not the responsibility of the audit committee to prepare our financial statements. These are the fundamental responsibilities of management. In the performance of its oversight function, the audit committee has:

•	reviewed and discussed the audited financial statements with management and KPMG;

•

discussed with KPMG the matters required to be discussed by the statement on Auditing Standards No. 16, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), and as adopted by the Public Company Accounting Oversight Board in Rule 3200T; and

•

received the written disclosures and the letter from KPMG required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with KPMG its independence.

Based on the audit committee’s review and discussions with management and KPMG, the audit committee recommended to the board of directors that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2019 for filing with the Securities and Exchange Commission.

Respectfully submitted by the members of the audit committee of the board of directors:

Jay Moyes (Chairman)
Fernando Fernandez

Andrew Blank

This report of the audit committee is required by the SEC and, in accordance with the SEC’s rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended (“Securities Act”), or under the Exchange Act, except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed “soliciting material” or “filed” under either the Securities Act or the Exchange Act.

EXECUTIVE OFFICERS

The following table identifies certain information about our executive officers as of November 20, 2020. Officers are elected by our board of directors to hold office until their successors are elected and qualified.

Name	Age	Position
Peter Altman, Ph.D.	54	President, Chief Executive Officer, and Director
David McClung	57	Chief Financial Officer
Edward Gillis	59	Senior Vice President of Devices
Henricus Duckers, M.D., Ph.D., FESC	53	Chief Medical Officer

The service of our executive officers prior to 2016 noted in the narrative below includes service with BioCardia Lifesciences, Inc., the company we merged with in the reverse merger transaction in October 2016. For a brief biography of Dr. Altman, please see “Board of Directors and Corporate Governance−Nominees for Director.”

Henricus Duckers has served as our Chief Medical Officer since 2016. From 2013 to 2016, Dr. Duckers was the Chair of Regenerative Medicine and the Head of R&D in the Department of Cardiology and Pulmonology at the University Medical Center Utrecht. He has over 20 years of experience in cardiovascular research, is named inventor in ten U.S. patents, and has authored 140 scientific publications in cardiology, neurology and cell biology. Dr. Duckers studied Medicine and Pharmacy at the University of Utecht, as well as Management in Health Care (Univ. Rotterdam). From 1992 to 1993 he completed his Ph.D. at the Rudolf Magnus Institute for NeuroScience, Cum Laude, and obtained a registration as a clinical pharmacologist. He was trained as an interventional cardiologist at the Thoraxcenter Rotterdam, where, he, among other notable achievements, also supervised the molecular cardiology program.

Edward Gillis has served as our Senior Vice President of Devices since October 2020 and served as Vice President of Catheter Development from May 2020 to October 2020. Mr. Gillis has more than 20 years of experience in the medical device industry, primarily in management and engineering roles. From March 2017 until January 2019, Mr. Gillis served as the Chief Executive Officer of Revolution Contraceptives LLC, and continued serving as a technical consultant for that company from January 2019 to October 2020. Mr. Gillis also served as Head of Research & Development for Mettler Toledo – Rainin LLC from September 2016 to March 2017. From January 2008 to March 2017, Mr. Gillis served as Chief Technical Officer (January 2013 to March 2017) and as President and Chief Executive Officer (January 2008 to January 2013) of ReVENT Medical, Inc., a company he founded. Prior to these roles, Mr. Gillis served as Vice President of Research and Development for SineXus (now Intersect ENT) and Apneon, an obstructive sleep apnea company, VP of Manufacturing and Engineering for Durect Corporation, a pharmaceutical company developing drug delivery systems, catheters, and other delivery platforms, held senior positions in manufacturing and product development for EndoTex Interventional Systems and Cardiac Pathways Corporation (both acquired by Boston Scientific) and held engineering positions at Spectranetics Corporation, Guidant Corporation and Baxter Healthcare. He holds thirty-four U.S. patents, and is named author on scientific publications in the areas of obstructive sleep apnea, catheter design and drug delivery. Mr. Gillis earned a Master of Science Degree in Plastics Engineering from University of Massachusetts Lowell.

David McClung has served as our Chief Financial Officer since September 2017 and has been with the Company since September 2013, also serving as Vice President of Finance from March 2016 to August 2017 and as Senior Director of Finance & Controller from September 2013 to February 2016. Mr. McClung has more than 20 years of finance and accounting experience in publicly and privately financed organizations, including startup enterprises, large public companies and middle-market businesses. Before joining our company, Mr. McClung served as Director of Finance and Controller at Sonitus Medical, Inc., a privately-held manufacturer of an FDA cleared prosthetic hearing device for the treatment of single-sided deafness and conductive hearing loss, from June 2011 to August 2013. Prior to that, Mr. McClung served as Controller at NextWave Pharmaceuticals, Inc. a specialty pharmaceutical company acquired by Pfizer, Inc., from April 2010 to June 2011. Mr. McClung spent his early career in public accounting and finance functions at other companies, including Matson Navigation, Inc., The Clorox Company and KPMG LLP. Mr. McClung earned a Bachelor of Arts degree in Accounting from Georgia State University, graduating with honors. He is an actively licensed CPA and member of the AICPA and the California Society of CPAs.

EXECUTIVE COMPENSATION

Named Executive Officers

In 2019, our named executive officers were:

•	Peter Altman, Ph. D.;

•	David McClung; and

•	Henricus Duckers, M.D., Ph.D.

Fiscal 2019 Summary Compensation Table

The following table sets forth total compensation paid to our named executive officers, who are comprised of (1) our principal executive officer and (2) our two highest compensated executive officers other than the principal executive officer.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)		Option Awards ($)(1)		All Other Compensation ($)	Total ($)
Peter Altman, Ph.D.	2019	362,700.00	-	57,600.00	(2)	257,200.98	(4)	-	677,500.98
President, Chief Executive Officer, and Director	2018	360,000.00	-	-		742,000.00	(3)	-	1,102,000.00
David McClung	2019	302,250.00	-	30,000.00	(2)	102,244.76	(4)		434,494.76
Chief Financial Officer	2018	300,000.00	-	-		294,982.10	(3)	-	594,982.10
Henricus Duckers	2019	350,000.00	-	14,000.00	(2)	107,945.94	(4)		471,945.94
Chief Medical Officer	2018	350,000.00	-	-		311,417.40	(3)	-	661,417.40

(1)

This amount reflects the aggregate grant fair value computed in accordance with ASC Topic 718. The assumptions that we used to calculate these amounts are discussed in Notes 2 and 13 to our consolidated financial statements for the year ended December 31, 2019. The fair value of certain options outstanding as of December 31, 2019 does not give effect to the option repricing, which occurred as of January 29, 2020 and modified the exercise price of each such option to $5.32 per share.

(2)	This amount was earned in the fiscal year ending December 31, 2018, but was not paid out as RSUs until 2019. Such RSUs vested on January 29, 2020.

(3)	The option vests and becomes exercisable in equal installments over forty-eight months on each monthly anniversary of February 1, 2018.

(4)	The option vests and becomes exercisable in equal installments over forty-eight months on each monthly anniversary of September 1, 2019.

Employment Agreements

Peter Altman, Ph.D.

We have not entered into an employment agreement with Dr. Altman. Accordingly, he is employed on an at-will basis. Dr. Altman’s current annual base salary is $370,800.00 and he is eligible for an annual bonus equal to 40% of his base salary.

Dr. Altman is also eligible for equity compensation under our equity compensation plans, as determined from time to time by the compensation committee of our board of directors.

David McClung

We have not entered into an employment agreement with Mr. McClung. Accordingly, he is employed on an at-will basis. Mr. McClung’s current annual base salary is $309,000.00 and he is eligible for an annual bonus equal to 25% of his base salary.

Mr. McClung is also eligible for equity compensation under our equity compensation plans, as determined from time to time by the compensation committee of our board of directors.

Henricus Duckers

We have not entered into an employment agreement with Dr. Duckers. Accordingly, he is employed on an at-will basis. Dr. Duckers’ current annual base salary is $350,000.00 and he is eligible for an annual bonus equal to 25% of his base salary.

Dr. Duckers is also eligible for equity compensation under our equity compensation plans, as determined from time to time by the compensation committee of our board of directors.

Potential Payments on Termination or Change of Control

We have entered into change of control and severance agreements with each of our named executive officers. Under each of these agreements, if, within the period three months prior to and 12 months following a “change of control” (such period, the “change in control period”), we terminate the employment of the applicable employee other than for “cause,” death or disability, or the employee resigns for “good reason” (as such terms are defined in the employee’s change of control and severance agreement) and, within 60 days following the employee’s termination, the employee executes an irrevocable separation agreement and release of claims, the employee is entitled to receive (i) a lump sum payment equal to the following percentage of the employee’s annual base salary: 150% for Dr. Altman, 100% for Mr. McClung and 100% for Dr. Duckers, (ii) a lump sum payment equal to the following percentage of the employee’s target annual bonus: 150% for Dr. Altman, 100% for Mr. McClung and 100% for Dr. Duckers, (iii) reimbursement of premiums to maintain group health insurance continuation benefits pursuant to “COBRA” for employee and employee’s dependents for 18 months for Dr. Altman, 12 months for Mr. McClung and 12 months for Dr. Duckers, and (iv) accelerated vesting as to 100% of the employee’s outstanding unvested equity awards.

Additionally, under each of these agreements, if, outside of the change in control period, we terminate the employment of the applicable employee other than for cause, death or disability, or the employee resigns for good reason and, within 60 days following the employee’s termination, the employee executes an irrevocable separation agreement and release of claims, the employee is entitled to receive (i) a lump sum payment equal to the following percentage of the employee’s annual base salary: 100% for Dr. Altman, 50% for Mr. McClung and 50% for Dr. Duckers, (ii) reimbursement of premiums to maintain group health insurance continuation benefits pursuant to “COBRA” for employee and employee’s dependents for 12 months for Dr. Altman, 6 months for Mr. McClung and 6 months for Dr. Duckers, and (iii) the employee’s outstanding unvested equity awards will vest as to an additional 24 months for Dr. Altman, 12 months for Mr. McClung and 12 months for Dr. Duckers.

Pursuant to the change of control and severance agreements, in the event any payment or benefit provided to our named executive officers would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, as amended, or the Code (as a result of a payment being classified as a parachute payment under Section 280G of the Code), the applicable employee will receive such payment as would entitle him to receive the greatest after-tax benefit, even if it means that we pay him a lower aggregate payment so as to minimize or eliminate the potential excise tax imposed by Section 4999 of the Code.

Outstanding Equity Awards at 2019 Year-End

The following table sets forth summary information regarding the outstanding equity awards for each of the named executive officers as of December 31, 2019:

		Option Awards(1)(2)					Stock Awards(2)
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)(3)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($))(9)
Peter Altman	4/10/2010	754	(4)	-	16.20	4/10/2020	-		-
	7/5/2014	35,290	(4)	-	16.20	7/5/2024	-		-
	8/19/2016	112,038	(5)	22,407	16.20	8/19/2026	-		-
	2/1/2018	22,222	(5)	22,222	23.40	2/1/2028	-		-
	8/27/2019	7,401	(9)	63,653	5.00	8/27/2029	-		-
	8/27/2019	-		-	-	-	12,126	(10)	44,623.68
David McClung	6/23/2014	2,514	(4)	-	16.20	6/23/2024	-		-
	8/9/2016	7,024	(6)	149	16.20	8/9/2026	-		-
	8/19/2016	6,168	(7)	1,233	16.20	8/19/2026	-		-
	2/1/2018	8,834	(5)	8,834	23.40	2/1/2028	-		-
	8/27/2019	2,942	(9)	25,304	5.00	8/27/2029	-		-
	8/27/2019	-		-	-	-	6,315	(10)	23,239.20
Henricus Duckers	8/9/2016	15,732	(8)	2,247	16.20	8/9/2026	-		-
	8/19/2016	11,754	(7)	2,351	16.20	8/19/2026	-		-
	2/1/2018	9,327	(5)	9,326	23.40	2/1/2028	-		-
	8/27/2019	3,106	(9)	26,715	5.00	8/27/2029	-		-
	8/27/2019	-		-	-	-	2,947	(10)	10,844.96

(1)	Information for this table is depicted on an award-by-award basis unless the exercise price and expiration date are identical.
(2)	Where applicable, share numbers have been adjusted to reflect each of the Company’s reverse stock splits, which became effective on November 2, 2017 and May 7, 2019, respectively.
(3)

This column represents the fair value of a share of our common stock on the date of grant, as determined by our board of directors. The weighted average exercise price of outstanding options as of December 31, 2019 does not give effect to the option repricing, which occurred as of January 29, 2020 and modified the exercise price of each such option to $5.32 per share.

(4)	This option is fully vested and immediately exercisable.
(5)	This option vests and becomes exercisable in equal monthly installments over four years from the grant date.
(6)	This option vests and becomes exercisable in equal monthly installments over four years beginning April 28, 2016.
(7)	This option vests and becomes exercisable in equal monthly installments over four years beginning November 24, 2016.
(8)	This option vests and becomes exercisable in equal monthly installments over four years from the grant date, subject to a one-year cliff.
(9)	Amounts shown are valued at the closing price of our common stock on December 31, 2019 of $3.68 per share.
(10)	Restricted stock unit awards vested on January 29, 2020.

401(k) Savings Plan

We maintain a tax-qualified retirement plan, or our 401(k) plan, that provides eligible employees with an opportunity to save for retirement on a tax-advantaged basis. Eligible employees are able to participate in our 401(k) plan as of the first day of the month following the date they meet our 401(k) plan’s eligibility requirements, and participants are able to defer up to 100% of their eligible compensation subject to applicable annual Internal Revenue Code limits. All participants’ interests in their deferrals are 100% vested when contributed. Our 401(k) plan permits us to make matching contributions and discretionary contributions to eligible participants.

Equity Compensation Plan Information

The following table summarizes our equity compensation plan information as of December 31, 2019. Information is included for equity compensation plans approved by our stockholders and equity compensation plans not approved by our stockholders. We will not grant equity awards in the future under any of the equity compensation plans not approved by our stockholders included in the table below.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(1)	(b) Weighted Average Exercise Price of Outstanding Options, Warrants and Rights(2)	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))(1)
Equity compensation plans approved by stockholders(1)	811,892	$19.11	461,605
Equity compensation plans not approved by stockholders(3)	46,553	$16.20	-
Total	858,445	$18.95	461,605

(1)	Where applicable, share numbers have been adjusted to reflect each of the Company’s reverse stock splits, which became effective on November 2, 2017 and May 7, 2019, respectively.

(2)

The weighted average exercise price is calculated based solely on outstanding stock options. It does not take into account the shares of our common stock underlying RSUs, which have no exercise price. The weighted average exercise price of outstanding options, warrants and rights as of December 31, 2019 does not give effect to the option repricing, which occurred as of January 29, 2020 and modified the exercise price of certain options to $5.32 per share.

(3)	In August 2016, the Company granted an option to purchase common stock outside of the Company’s stock option plans to a consultant.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. In accordance with SEC rules, shares of our Common Stock which may be acquired upon exercise of stock options which are currently exercisable or which become exercisable within 60 days of October 31, 2020 are deemed beneficially owned by the holders of such options and are deemed outstanding for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage of ownership of any other person.

As of October 31, 2020, there were 12,428,794 shares of Common Stock outstanding. The following table sets forth information with respect to the beneficial ownership of our Common Stock, by (i) each stockholder known by us to be the beneficial owner of more than 5% of our Common Stock (our only class of voting securities), (ii) each of our directors and executive officers, and (iii) all of our directors and executive officers as a group. To the best of our knowledge, except as otherwise indicated, each of the persons named in the table has sole voting and investment power with respect to the shares of our Common Stock beneficially owned by such person, except to the extent such power may be shared with a spouse. To our knowledge, none of the shares listed below are held under a voting trust or similar agreement, except as noted. To our knowledge, there is no arrangement, including any pledge by any person of our securities or any of our parents, the operation of which may at a subsequent date result in a change in control of the Company.

Unless otherwise noted below, the address of each person listed on the table is c/o BioCardia, Inc., 125 Shoreway Road, Suite B, San Carlos, CA 94070.

	Beneficial Ownership(1)
Name and Address of Beneficial Owner	Shares(1)	(%)
5% Stockholders:
Entities affiliated with Stertzer Family Trust(2)	1,713,681	11.9
Frost Gamma Investments Trust(3)	1,541,700	10.7
Jim Allen(4)	1,173,852	8.1
Entities affiliated with Gerald P. Peters(5)	1,140,073	7.9

Named Executive Officers and Directors:
Jim Allen(4)	1,173,852	8.1
Andrew Blank(6)	388,652	2.7
Peter Altman, Ph.D.(7)	501,492	3.5
Henricus Duckers(8)	87,824	*
Fernando L. Fernandez	40,644	*
Richard Krasno	38,629	*
David McClung(9)	92,267	*
Jay M. Moyes(10)	50,192	*
Richard C. Pfenniger, Jr.	46,045	*
Simon H. Stertzer, M.D.(2)	1,713,681	11.9
All directors and executive officers as a group (11 people)	4,133,278	28.6

*	Represents beneficial ownership of less than 1%.

(1)	Where applicable, share numbers have been adjusted to reflect each of the Company’s reverse stock splits, which became effective on November 2, 2017 and May 7, 2019, respectively.

(2)

Consists of (i) 709,513 shares of common stock held by the Stertzer Family Trust, (ii) 230,704 shares of our common stock held by Windrock Enterprises L.L.C., (iii) 11,656 shares of our common stock held by the Stertzer Gamma Trust, (iv) 91,544 shares our common stock held by Stertzer Holdings LLC, (v) 195,482 shares of our common stock held by Dr. Stertzer (vi) 1,333 shares of our common stock held by Dr. Stertzer and his spouse Kimberly Stertzer, (vii) 12,218 shares subject to options that are vested and exercisable within 60 days of October 31, 2020, held by Dr. Stertzer, (viii) 326,742 shares subject to warrants held by the Stertzer Family Trust, (ix) 41,667 shares subject to warrants held by Stertzer Holdings LLC and (x) 92,592 shares subject to warrants held by Windrock Enterprises L.L.C. Dr. Stertzer and his spouse are co-trustees of the Stertzer Family Trust, and sole members and managers of Windrock Enterprises L.L.C., and share voting and dispositive control over the shares held by the Stertzer Family Trust and Windrock Enterprises L.L.C. Dr. Stertzer is the grantor of the Stertzer Gamma Trust and may be deemed to have voting and dispositive control over the shares held by the Stertzer Gamma Trust. Dr. Stertzer may be deemed to have voting and dispositive control over the shares held by Stertzer Holdings LLC.

(3)

Dr. Phillip Frost is the trustee and Frost Gamma Limited Partnership is the sole and exclusive beneficiary of Frost Gamma Investments Trust. Dr. Frost is one of two limited partners of Frost Gamma Limited Partnership. The general partner of Frost Gamma Limited Partnership is Frost Gamma, Inc. and the sole shareholder of Frost Gamma, Inc. is Frost-Nevada Corporation. Dr. Frost is also the sole shareholder of Frost-Nevada Corporation. The address for these entities is 4400 Biscayne Boulevard, Suite 1500, Miami, Florida 33137.

(4)

Consists of (i) 673,668 shares of our common stock held by Mr. Allen, (ii) 398 shares of our common stock held by Mr. Allen and Kyle Johnson and over which Mr. Allen shares voting and dispositive power, (iii) 92 shares of our common stock, held by Wesley Upchurch and over which Mr. Allen shares voting and dispositive power, (iv) 92 shares of our common stock, held by Judson Upchurch and over which Mr. Allen shares voting and dispositive power, and (v) 500,000 shares subject to warrants held by Mr. Allen.

(5)

Consists of (i) 713,686 shares of our Common Stock held by Gerald P. Peters, (ii) 89,487 shares of our Common Stock held by The Peters Corporation, (iii) 33,456 shares of our common stock held by the Peters Family Art Foundation, (iv) 53,500 shares of our common stock held in the Kathleen K. Peters & Gerald P. Peters III Revocable Trust UTA dtd. Sept. 29, 2008, (v) 76,759 shares of our common stock held in an account for the benefit of Mr. Peters, (vi) 7,185 shares of our common stock held in an account for the benefit of his spouse, and (vii) 166,000 shares subject to warrants held by Mr. Peters. Gerald P. Peters, President, Chief Executive Officer and Financial & Fiscal Officer of the Peters Family Art Foundation may be deemed to have voting and dispositive control over the shares held by the Peters Family Art Foundation. The address for the Peters Family Art Foundation is P.O. Box 2437, Santa Fe, NM 87504. Mr. Peters may be deemed to have voting and dispositive control over the shares held by The Peters Corporation.

(6)

Consists of (i) 134,797 shares of our common stock held by Mr. Blank, (ii) 142,850 shares of our common stock held by Andy Blank Revocable Living Trust, of which Mr. Blank serves as trustee and (iii) 116,667 shares subject to warrants held by Mr. Blank.

(7)

Consists of (i) 201,400 shares of our common stock held by Dr. Altman, (ii) 232,608 shares subject to options vested and exercisable within 60 days of October 31, 2020, and (iii) 67,484 shares subject to warrants held by Dr. Altman.

(8)

Consists of (i) 20,523 shares of our common stock held by Dr. Duckers, (ii) 58,866 shares subject to options vested and exercisable within 60 days of October 31, 2020, and (iii) 8,435 shares subject to warrants held by Dr. Duckers.

(9)

Consists of (i) 32,709 shares of our common stock held by Mr. McClung, (ii) 42,687 shares subject to options vested and exercisable within 60 days of October 31, 2020, and (iii) 16,871 shares subject to warrants held by Mr. McClung.

(10)	Consists of (i) 44,261 shares of our common stock and (ii) 5,931 shares subject to options held by Mr. Moyes that are vested and exercisable within 60 days of October 31, 2020.

RELATED PERSON TRANSACTIONS

Policies and Procedures for Related Party Transactions

We have adopted a formal policy that our executive officers, directors, holders of more than 5% of any class of our voting securities, and any member of the immediate family of and any entity affiliated with any of the foregoing persons, are not permitted to enter into a related party transaction with us without the prior consent of our audit committee, or other independent members of our board of directors if it is inappropriate for our audit committee to review such transaction due to a conflict of interest. Any request for us to enter into a transaction with an executive officer, director, principal stockholder, or any of their immediate family members or affiliates, in which the amount involved exceeds $120,000 must first be presented to our audit committee for review, consideration and approval. In approving or rejecting any such proposal, our audit committee is to consider the relevant facts and circumstances available and deemed relevant to the audit committee, including, but not limited to, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related party’s interest in the transaction.

Related Party Transactions

We describe below transactions and series of similar transactions, since January 1, 2018, to which we were a party or will be a party, in which:

•	the amounts involved exceeded or will exceed the lesser of $120,000 or one percent of the average of our total assets at year-end for the last two completed fiscal years; and

•

any of our directors, nominees for director, executive officers or holders of more than 5% of our outstanding capital stock, or any immediate family member of, or person sharing the household with, any of these individuals or entities, had or will have a direct or indirect material interest.

Other than as described below, there has not been, nor is there any currently proposed, transactions or series of similar transactions to which we have been or will be a party.

Other Transactions

We have granted stock options to our named executive officers and certain of our directors. See the section titled “Executive Compensation−Outstanding Equity Awards at 2019 Year-End” for a description of these stock options.

We have entered into change of control and severance agreements with certain of our executive officers that provides for certain severance and change in control benefits. See the section titled “Executive Compensation−Potential Payments upon Termination or Change of Control.”

On December 24, 2018, the Company entered into a securities purchase agreement with entities affiliated with Dr. Simon H. Stertzer, who at the time was the Chairman of our Board of Directors and is a beneficial owner of more than 5% of the outstanding shares of the Company’s common stock, and Frost Gamma Investments Trust, a beneficial owner of more than 5% of the outstanding shares of the Company’s common stock (the “Investors”), relating to an offering and sale (the “2018 Offering”) of an aggregate of 592,592 shares of the Company’s common stock at a purchase price of $6.75 per share, and warrants to purchase up to one-half of the number of shares of common stock sold to an Investor, up to an aggregate for all Investors of 296,295 shares of Common Stock (the “Warrant Shares”) at an exercise price of $6.75 per share, for aggregate net proceeds of $3.8 million. The warrants will expire on December 24, 2023. The warrants contain customary adjustments and are exercisable immediately for cash and after six months will also be exercisable on a cashless basis if there is no effective registration statement registering the resale of the Warrant Shares. The Investors do not have registration rights in connection with any securities purchased in the 2018 Offering. The closing of the 2018 Offering took place on December 24, 2018.

BioCardia, Inc. (the “Company”) and OPKO Health, Inc. (“OPKO”) previously entered into a consulting agreement dated August 19, 2016, between the Company and OPKO (the “Consulting Agreement”). The chairman and chief executive officer of OPKO is a beneficial owner of more than 5% of the outstanding shares of the Company’s common stock. In 2019, the Company terminated the consulting agreement and modified the options such that the options will continue vesting and will remain outstanding through the original contractual term.

On July 5, 2019, the Company entered into a note purchase agreement pursuant to which we issued on such date $0.625 million in aggregate principal amount of convertible promissory notes, a portion of which was issued to certain of our officers and directors and a principal stockholder (or their respective affiliates). Interest on the convertible notes accrued at the rate of 14.0% per year. The unpaid principal amount of the convertible notes, together with all interest accrued but unpaid thereon, automatically converted into units upon the closing of our public offering on August 6, 2019, at a conversion price equal to 50% of the price to the public in the offering. Based on the public offering price of $6.00 per Unit, the $0.625 million principal amount of the outstanding convertible notes and interest thereon converted into approximately 146,616 units, consisting of 210,887 shares of our common stock and 210,887 warrants to purchase shares of our common stock at an exercise price of $6.30 per share.

On April 9, 2020, BioCardia, Inc. (“BioCardia” or the “Company”) entered into a Litigation Funding Agreement (the “Funding Agreement”) with BSLF, L.L.C. (the “Funder”), an entity owned and controlled by Andrew Blank, a member of BioCardia’s board of directors, for the purpose of funding the Company’s currently pending legal proceedings and any and all claims, actions and/or proceedings relating to or arising from the case captioned Boston Scientific Corp., et al., v. BioCardia Inc., Case No. 3:19-05645-VC, U.S.D.C., N. D. Cal (the “Litigation”). BioCardia seeks imposition of constructive trusts both on the patents naming Ms. Sarna as an inventor and the proceeds received from the sale of nVision to Boston Scientific, as well as damages, including unjust enrichment damages measured by the proceeds received from the sale of nVision to Boston Scientific.

Under the terms of the Funding Agreement, the Funder agreed to fund the legal fees and costs incurred by the Company in connection with the Litigation on and after March 1, 2020 on a non-recourse basis. The Company agreed to repay the Funder from any proceeds arising from the Litigation (the “Litigation Proceeds”), (i) any taxes paid by or imposed upon Funder (other than taxes imposed upon Funder as a consequence of Funder’s income) with respect to the claims, the litigation proceeds or as a consequence of any settlement in connection with the Litigation, if any, plus (ii) an amount, without reduction, set-off or counterclaim, equal to the amount actually paid by the Funder pursuant to the Funding Agreement (the “Actual Funding Amount”) plus (iii) the greater of:

(a) 50% of the remaining Litigation Proceeds, up to three times the Actual Funding Amount; or

(b) 30% of the remaining Litigation Proceeds.

Although the Company is required under the terms of the Funding Agreement to consult with the Funder regarding any settlement in connection with the Litigation and to allow Funder to participate in any real-time settlement negotiations, the Company has the sole and exclusive right to settle on whatever terms it deems acceptable.

The Funding Agreement may be terminated by Funder upon ten days’ written notice to the Company. Funder is obligated to fund only the fees and costs incurred in the Litigation through the end of the month in which the termination notice was served. BioCardia may terminate the agreement upon ten days’ written notice to Funder from and after a failure by Funder to fulfill its obligations under the Funding Agreement if such failure or material breach is continuing at the end of such ten-day period. Under the terms of the agreement, the total due from related party at September 30, 2020 was approximately $762,000.

Indemnification Agreements

We have entered into indemnification agreements with each of our directors and executive officers. The indemnification agreements, our amended and restated certificate of incorporation and our amended and restated bylaws require us to indemnify our directors to the fullest extent permitted by Delaware law.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this Proxy Statement, which means that we can disclose important information to you by referring you to other documents that we have filed separately with the SEC. The information incorporated by reference is deemed to be part of this Proxy Statement. Our financial statements and other information required by Item 13(a) are incorporated by reference from our annual report on Form 10-K filed with the SEC on April 9, 2020 and from our quarterly reports on Form 10-Q filed with the SEC on May 15, 2020, August 13, 2020, and November 10, 2020.

OTHER MATTERS

Fiscal Year 2019 Annual Report and SEC Filings

Our financial statements for our fiscal year ended December 31, 2019 are included in our Annual Report on Form 10-K, which was filed with the SEC on April 9, 2020. This proxy statement and our annual report are posted on the Financials & Filings portion of our website at www.biocardia.com/investors/financials-filings/id/1021 and are available from the SEC at its website at http://www.sec.gov. You may also obtain a copy of our annual report without charge by sending a written request to BioCardia, Inc., Attention: Secretary, 125 Shoreway Road, Suite B, San Carlos, California 94070.

* * *

The board of directors does not know of any other matters to be presented at the Annual Meeting. If any additional matters are properly presented at the Annual Meeting, the persons named in the enclosed proxy card will have discretion to vote the shares of our common stock they represent in accordance with their own judgment on such matters.

It is important that your shares of our common stock be represented at the Annual Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote by telephone or by using the Internet as instructed on the enclosed proxy card or execute and return, at your earliest convenience, the enclosed proxy card in the envelope that has also been provided.

THE BOARD OF DIRECTORS

 San Carlos, California

November 20, 2020

Appendix A

BIOCARDIA, INC.

2016 EQUITY INCENTIVE PLAN

1.           Purposes of the Plan.  The purposes of this Plan are:

●	to attract and retain the best available personnel for positions of substantial responsibility,

●	to provide additional incentive to Employees, Directors and Consultants, and

●	to promote the success of the Company’s business.

The Plan permits the grant of Incentive Stock Options, Nonstatutory Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Units and Performance Shares.

2.           Definitions. As used herein, the following definitions will apply:

(a)     “Administrator” means the Board or any of its Committees as will be administering the Plan, in accordance with Section 4 of the Plan.

(b)     “Applicable Laws” means the requirements relating to the administration of equity-based awards under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

(c)     “Award” means, individually or collectively, a grant under the Plan of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Units or Performance Shares.

(d)     “Award Agreement” means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.

(e)     “Board” means the Board of Directors of the Company.

(f)       “Change in Control” means the occurrence of any of the following events:

(i)     A change in the ownership of the Company which occurs on the date that any one person, or more than one person acting as a group (“Person”), acquires ownership of the stock of the Company that, together with the stock held by such Person, constitutes more than fifty percent (50%) of the total voting power of the stock of the Company; provided, however, that for purposes of this subsection, the acquisition of additional stock by any one Person, who is considered to own more than fifty percent (50%) of the total voting power of the stock of the Company will not be considered a Change in Control; or

(ii)     A change in the effective control of the Company which occurs on the date that a majority of members of the Board is replaced during any twelve (12) month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election. For purposes of this clause (ii), if any Person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered a Change in Control; or

(iii)     A change in the ownership of a substantial portion of the Company’s assets which occurs on the date that any Person acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than fifty percent (50%) of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions; provided, however, that for purposes of this subsection (iii), the following will not constitute a change in the ownership of a substantial portion of the Company’s assets: (A) a transfer to an entity that is controlled by the Company’s stockholders immediately after the transfer, or (B) a transfer of assets by the Company to: (1) a stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to the Company’s stock, (2) an entity, fifty percent (50%) or more of the total value or voting power of which is owned, directly or indirectly, by the Company, (3) a Person, that owns, directly or indirectly, fifty percent (50%) or more of the total value or voting power of all the outstanding stock of the Company, or (4) an entity, at least fifty percent (50%) of the total value or voting power of which is owned, directly or indirectly, by a Person described in this subsection (iii)(B)(3). For purposes of this subsection (iii), gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

For purposes of this definition, persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company.

Notwithstanding the foregoing, a transaction will not be deemed a Change in Control unless the transaction qualifies as a change in control event within the meaning of Code Section 409A, as it has been and may be amended from time to time, and any proposed or final Treasury Regulations and Internal Revenue Service guidance that has been promulgated or may be promulgated thereunder from time to time.

Further and for the avoidance of doubt, a transaction will not constitute a Change in Control if: (i) its sole purpose is to change the state of the Company’s incorporation, or (ii) its sole purpose is to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.

(g)    “Code” means the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or regulation thereunder will include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

(h)    “Committee” means a committee of Directors or of other individuals satisfying Applicable Laws appointed by the Board, or a duly authorized committee of the Board, in accordance with Section 4 hereof.

(i)     “Common Stock” means the common stock of the Company.

(j)     “Company” means BioCardia, Inc., a Delaware corporation, or any successor thereto.

(k)     “Consultant” means any natural person, including an advisor, engaged by the Company or a Parent or Subsidiary to render bona fide services to such entity, provided the services (i) are not in connection with the offer or sale of securities in a capital-raising transaction, and (ii) do not directly promote or maintain a market for the Company’s securities.

(l)     “Director” means a member of the Board.

(m)   “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code, provided that in the case of Awards other than Incentive Stock Options, the Administrator in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Administrator from time to time.

(n)     “Employee” means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.

(o)     “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(p)     “Exchange Program” means a program under which (i) outstanding Awards are surrendered or cancelled in exchange for awards of the same type (which may have higher or lower exercise prices and different terms), awards of a different type, and/or cash, (ii) Participants would have the opportunity to transfer any outstanding Awards to a financial institution or other person or entity selected by the Administrator, and/or (iii) the exercise price of an outstanding Award is increased or reduced. The Administrator will determine the terms and conditions of any Exchange Program in its sole discretion.

(q)     “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i)     If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the New York Stock Exchange, the NASDAQ Global Select Market, the NASDAQ Global Market or the NASDAQ Capital Market of The NASDAQ Stock Market, its Fair Market Value will be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii)     If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share will be the mean between the high bid and low asked prices for the Common Stock on the date of determination (or, if no bids and asks were reported on that date, as applicable, on the last trading date such bids and asks were reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(iii)     In the absence of an established market for the Common Stock, the Fair Market Value will be determined in good faith by the Administrator.

(r)     “Fiscal Year” means the fiscal year of the Company.

(s)     “Incentive Stock Option” means an Option that by its terms qualifies and is intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

(t)      “Inside Director” means a Director who is an Employee.

(u)     “Nonstatutory Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.

(v)     “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(w)     “Option” means a stock option granted pursuant to the Plan.

(x)     “Outside Director” means a Director who is not an Employee.

(y)     “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(z)     “Participant” means the holder of an outstanding Award.

(aa)    “Performance Share” means an Award denominated in Shares which may be earned in whole or in part upon attainment of performance goals or other vesting criteria as the Administrator may determine pursuant to Section 10.

(bb)    “Performance Unit” means an Award which may be earned in whole or in part upon attainment of performance goals or other vesting criteria as the Administrator may determine and which may be settled for cash, Shares or other securities or a combination of the foregoing pursuant to Section 10.

(cc)    “Period of Restriction” means the period during which the transfer of Shares of Restricted Stock are subject to restrictions and therefore, the Shares are subject to a substantial risk of forfeiture. Such restrictions may be based on the passage of time, the achievement of target levels of performance, or the occurrence of other events as determined by the Administrator.

(dd)    “Plan” means this 2016 Equity Incentive Plan.

(ee)   “Restricted Stock” means Shares issued pursuant to a Restricted Stock award under Section 7 of the Plan, or issued pursuant to the early exercise of an Option.

(ff)     “Restricted Stock Unit” means a bookkeeping entry representing an amount equal to the Fair Market Value of one Share, granted pursuant to Section 8. Each Restricted Stock Unit represents an unfunded and unsecured obligation of the Company.

(gg)    “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

(hh)    “Section 16(b)” means Section 16(b) of the Exchange Act.

(ii)     “Service Provider” means an Employee, Director or Consultant.

(jj)     “Share” means a share of the Common Stock, as adjusted in accordance with Section 14 of the Plan.

(kk)    “Stock Appreciation Right” means an Award, granted alone or in connection with an Option, that pursuant to Section 9 is designated as a Stock Appreciation Right.

(ll)     “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

3.	Stock Subject to the Plan.

(a)     Stock Subject to the Plan. Subject to the provisions of Section 14 of the Plan, the maximum aggregate number of Shares that may be issued under the Plan is 33,893,651 Shares, plus the sum of (i) any Shares that, as of the date hereof have been reserved but not issued pursuant to any awards granted under the Company’s 2002 Stock Option Plan (the “Existing Plan”) and are not subject to any awards granted thereunder, and (ii) any Shares subject to stock options or similar awards granted under the Existing Plan that, on or after the date hereof, expire or otherwise terminate without having been exercised in full and Shares issued pursuant to awards granted under the Existing Plan that are forfeited to or repurchased by the Company, with the maximum number of Shares to be added to the Plan from previously granted awards under the Existing Plan equal to 16,508,571. The Shares may be authorized, but unissued, or reacquired Common Stock.

(b)     Automatic Share Reserve Increase. Subject to the provisions of Section 14 of the Plan, the number of Shares available for issuance under the Plan will be increased on the first day of each Fiscal Year beginning with the 2017 Fiscal Year, in an amount equal to the least of (i) 29,051,701 Shares, (ii) four percent (4.0%) of the outstanding Shares on the last day of the immediately preceding Fiscal Year or (iii) such number of Shares determined by the Board; provided, however, that such determination under clause (iii) will be made no later than the last day of the immediately preceding Fiscal Year.

(c)     Lapsed Awards. If an Award expires or becomes unexercisable without having been exercised in full, is surrendered pursuant to an Exchange Program, or, with respect to Restricted Stock, Restricted Stock Units, Performance Units or Performance Shares, is forfeited to, or repurchased by, the Company due to failure to vest, then the unpurchased Shares (or for Awards other than Options or Stock Appreciation Rights the forfeited or repurchased Shares), which were subject thereto will become available for future grant or sale under the Plan (unless the Plan has terminated). With respect to Stock Appreciation Rights, only Shares actually issued (i.e., the net Shares issued) pursuant to a Stock Appreciation Right will cease to be available under the Plan; all remaining Shares under Stock Appreciation Rights will remain available for future grant or sale under the Plan (unless the Plan has terminated). Shares that actually have been issued under the Plan under any Award will not be returned to the Plan and will not become available for future distribution under the Plan; provided, however, that if Shares issued pursuant to Awards of Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units are repurchased by the Company or are forfeited to the Company, such Shares will become available for future grant under the Plan. Shares used to pay the exercise price of an Award or to satisfy the tax withholding obligations related to an Award will become available for future grant or sale under the Plan. To the extent an Award under the Plan is paid out in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the Plan. Notwithstanding the foregoing and, subject to adjustment as provided in Section 14, the maximum number of Shares that may be issued upon the exercise of Incentive Stock Options will equal the aggregate Share number stated in Section 3(a), plus, to the extent allowable under Section 422 of the Code, any Shares that become available for issuance under the Plan pursuant to Sections 3(b) and 3(c).

(d)     Share Reserve. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of the Plan.

4.	Administration of the Plan.

(a)	Procedure.

(i)     Multiple Administrative Bodies. Different Committees with respect to different groups of Service Providers may administer the Plan.

(ii)     Section 162(m). To the extent that the Administrator determines it to be desirable to qualify Awards granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, the Plan will be administered by a Committee of two (2) or more “outside directors” within the meaning of Section 162(m) of the Code.

(iii)     Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder will be structured to satisfy the requirements for exemption under Rule 16b-3.

(iv)     Other Administration. Other than as provided above, the Plan will be administered by (A) the Board or (B) a Committee, which committee will be constituted to satisfy Applicable Laws.

(b)     Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator will have the authority, in its discretion:

(i)       to determine the Fair Market Value;

(ii)      to select the Service Providers to whom Awards may be granted hereunder;

(iii)     to determine the number of Shares to be covered by each Award granted hereunder;

(iv)     to approve forms of Award Agreements for use under the Plan;

(v)      to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator will determine;

(vi)     to institute and determine the terms and conditions of an Exchange Program;

(vii)    to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;

(viii)   to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws or for qualifying for favorable tax treatment under applicable foreign laws;

(ix)    to modify or amend each Award (subject to Section 19 of the Plan), including but not limited to the discretionary authority to extend the post-termination exercisability period of Awards and to extend the maximum term of an Option (subject to Section 6(b) of the Plan regarding Incentive Stock Options);

(x)      to allow Participants to satisfy tax withholding obligations in such manner as prescribed in Section 15 of the Plan;

(xi)     to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

(xii)    to allow a Participant to defer the receipt of the payment of cash or the delivery of Shares that otherwise would be due to such Participant under an Award; and

(xiii)   to make all other determinations deemed necessary or advisable for administering the Plan.

(c)     Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations will be final and binding on all Participants and any other holders of Awards.

5.         Eligibility. Nonstatutory Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares and Performance Units may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.

6.         Stock Options.

(a)     Limitations. Each Option will be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds one hundred thousand dollars ($100,000), such Options will be treated as Nonstatutory Stock Options. For purposes of this Section 6(a), Incentive Stock Options will be taken into account in the order in which they were granted. The Fair Market Value of the Shares will be determined as of the time the Option with respect to such Shares is granted.

(b)     Term of Option. The term of each Option will be stated in the Award Agreement. In the case of an Incentive Stock Option, the term will be ten (10) years from the date of grant or such shorter term as may be provided in the Award Agreement. Moreover, in the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option will be five (5) years from the date of grant or such shorter term as may be provided in the Award Agreement.

(c)     Option Exercise Price and Consideration.

(i)     Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option will be determined by the Administrator, subject to the following:

(1)     In the case of an Incentive Stock Option

(A)     granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price will be no less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant.

(B)     granted to any Employee other than an Employee described in paragraph (A) immediately above, the per Share exercise price will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(2)     In the case of a Nonstatutory Stock Option, the per Share exercise price will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(3)     Notwithstanding the foregoing, Options may be granted with a per Share exercise price of less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code.

(ii)     Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator will fix the period within which the Option may be exercised and will determine any conditions that must be satisfied before the Option may be exercised.

(iii)    Form of Consideration. The Administrator will determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator will determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of: (1) cash; (2) check; (3) promissory note, to the extent permitted by Applicable Laws, (4) other Shares, provided that such Shares have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option will be exercised and provided that accepting such Shares will not result in any adverse accounting consequences to the Company, as the Administrator determines in its sole discretion; (5) consideration received by the Company under a broker-assisted (or other) cashless exercise program (whether through a broker or otherwise) implemented by the Company in connection with the Plan; (6) by net exercise; (7) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws; or (8) any combination of the foregoing methods of payment.

(d)	Exercise of Option.

(i)   Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder will be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share.

An Option will be deemed exercised when the Company receives: (i) a notice of exercise (in such form as the Administrator may specify from time to time) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised (together with applicable withholding taxes). Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option will be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares subject to an Option, notwithstanding the exercise of the Option. The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 14 of the Plan.

Exercising an Option in any manner will decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

(ii)     Termination of Relationship as a Service Provider. If a Participant ceases to be a Service Provider, other than upon the Participant’s termination as the result of the Participant’s death or Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for three (3) months following the Participant’s termination. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If after termination the Participant does not exercise his or her Option within the time specified by the Administrator, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(iii)     Disability of Participant. If a Participant ceases to be a Service Provider as a result of the Participant’s Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following the Participant’s termination. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If after termination the Participant does not exercise his or her Option within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

(iv)     Death of Participant. If a Participant dies while a Service Provider, the Option may be exercised following the Participant’s death within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of death (but in no event may the option be exercised later than the expiration of the term of such Option as set forth in the Award Agreement), by the Participant’s designated beneficiary, provided such beneficiary has been designated prior to Participant’s death in a form acceptable to the Administrator. If no such beneficiary has been designated by the Participant, then such Option may be exercised by the personal representative of the Participant’s estate or by the person(s) to whom the Option is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution. In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following Participant’s death. Unless otherwise provided by the Administrator, if at the time of death Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will immediately revert to the Plan. If the Option is not so exercised within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

7.	Restricted Stock.

(a)     Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Shares of Restricted Stock to Service Providers in such amounts as the Administrator, in its sole discretion, will determine.

(b)     Restricted Stock Agreement. Each Award of Restricted Stock will be evidenced by an Award Agreement that will specify the Period of Restriction, the number of Shares granted, and such other terms and conditions as the Administrator, in its sole discretion, will determine. Unless the Administrator determines otherwise, the Company as escrow agent will hold Shares of Restricted Stock until the restrictions on such Shares have lapsed.

(c)     Transferability. Except as provided in this Section 7 or the Award Agreement, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.

(d)     Other Restrictions. The Administrator, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate.

(e)     Removal of Restrictions. Except as otherwise provided in this Section 7, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan will be released from escrow as soon as practicable after the last day of the Period of Restriction or at such other time as the Administrator may determine. The Administrator, in its discretion, may accelerate the time at which any restrictions will lapse or be removed.

(f)     Voting Rights. During the Period of Restriction, Service Providers holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Administrator determines otherwise.

(g)     Dividends and Other Distributions. During the Period of Restriction, Service Providers holding Shares of Restricted Stock will be entitled to receive all dividends and other distributions paid with respect to such Shares, unless the Administrator provides otherwise. If any such dividends or distributions are paid in Shares, the Shares will be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.

(h)     Return of Restricted Stock to Company. On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed will revert to the Company and again will become available for grant under the Plan.

8.	Restricted Stock Units.

(a)     Grant. Restricted Stock Units may be granted at any time and from time to time as determined by the Administrator. After the Administrator determines that it will grant Restricted Stock Units under the Plan, it will advise the Participant in an Award Agreement of the terms, conditions, and restrictions related to the grant, including the number of Restricted Stock Units.

(b)     Vesting Criteria and Other Terms. The Administrator will set vesting criteria in its discretion, which, depending on the extent to which the criteria are met, will determine the number of Restricted Stock Units that will be paid out to the Participant. The Administrator may set vesting criteria based upon the achievement of Company-wide, divisional, business unit, or individual goals (including, but not limited to, continued employment or service), applicable federal or state securities laws or any other basis determined by the Administrator in its discretion.

(c)     Earning Restricted Stock Units. Upon meeting the applicable vesting criteria, the Participant will be entitled to receive a payout as determined by the Administrator. Notwithstanding the foregoing, at any time after the grant of Restricted Stock Units, the Administrator, in its sole discretion, may reduce or waive any vesting criteria that must be met to receive a payout.

(d)     Form and Timing of Payment. Payment of earned Restricted Stock Units will be made as soon as practicable after the date(s) determined by the Administrator and set forth in the Award Agreement. The Administrator, in its sole discretion, may only settle earned Restricted Stock Units in cash, Shares, or a combination of both.

(e)     Cancellation. On the date set forth in the Award Agreement, all unearned Restricted Stock Units will be forfeited to the Company.

9.	Stock Appreciation Rights.

(a)     Grant of Stock Appreciation Rights. Subject to the terms and conditions of the Plan, a Stock Appreciation Right may be granted to Service Providers at any time and from time to time as will be determined by the Administrator, in its sole discretion.

(b)     Number of Shares. The Administrator will have complete discretion to determine the number of Stock Appreciation Rights granted to any Service Provider.

(c)     Exercise Price and Other Terms. The per share exercise price for the Shares to be issued pursuant to exercise of a Stock Appreciation Right will be determined by the Administrator and will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant. Otherwise, the Administrator, subject to the provisions of the Plan, will have complete discretion to determine the terms and conditions of Stock Appreciation Rights granted under the Plan.

(d)     Stock Appreciation Right Agreement. Each Stock Appreciation Right grant will be evidenced by an Award Agreement that will specify the exercise price, the term of the Stock Appreciation Right, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

(e)     Expiration of Stock Appreciation Rights. A Stock Appreciation Right granted under the Plan will expire ten (10) years from the date of grant or such shorter term as may be provided in the Award Agreement, as determined by the Administrator, in its sole discretion. Notwithstanding the foregoing, the rules of Section 6(d) relating to exercise also will apply to Stock Appreciation Rights.

(f)     Payment of Stock Appreciation Right Amount. Upon exercise of a Stock Appreciation Right, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying:

(i)     The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times

(ii)     The number of Shares with respect to which the Stock Appreciation Right is exercised.

At the discretion of the Administrator, the payment upon Stock Appreciation Right exercise may be in cash, in Shares of equivalent value, or in some combination thereof.

10.	Performance Units and Performance Shares.

(a)     Grant of Performance Units/Shares. Performance Units and Performance Shares may be granted to Service Providers at any time and from time to time, as will be determined by the Administrator, in its sole discretion. The Administrator will have complete discretion in determining the number of Performance Units and Performance Shares granted to each Participant.

(b)     Value of Performance Units/Shares. Each Performance Unit will have an initial value that is established by the Administrator on or before the date of grant. Each Performance Share will have an initial value equal to the Fair Market Value of a Share on the date of grant.

(c)     Performance Objectives and Other Terms. The Administrator will set performance objectives or other vesting provisions (including, without limitation, continued status as a Service Provider) in its discretion which, depending on the extent to which they are met, will determine the number or value of Performance Units/Shares that will be paid out to the Service Providers. The time period during which the performance objectives or other vesting provisions must be met will be called the “Performance Period.” Each Award of Performance Units/Shares will be evidenced by an Award Agreement that will specify the Performance Period, and such other terms and conditions as the Administrator, in its sole discretion, will determine. The Administrator may set performance objectives based upon the achievement of Company-wide, divisional, business unit or individual goals (including, but not limited to, continued employment or service), applicable federal or state securities laws, or any other basis determined by the Administrator in its discretion.

(d)     Earning of Performance Units/Shares. After the applicable Performance Period has ended, the holder of Performance Units/Shares will be entitled to receive a payout of the number of Performance Units/Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance objectives or other vesting provisions have been achieved. After the grant of a Performance Unit/Share, the Administrator, in its sole discretion, may reduce or waive any performance objectives or other vesting provisions for such Performance Unit/Share.

(e)     Form and Timing of Payment of Performance Units/Shares. Payment of earned Performance Units/Shares will be made as soon as practicable after the expiration of the applicable Performance Period. The Administrator, in its sole discretion, may pay earned Performance Units/Shares in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Units/Shares at the close of the applicable Performance Period) or in a combination thereof.

(f)     Cancellation of Performance Units/Shares. On the date set forth in the Award Agreement, all unearned or unvested Performance Units/Shares will be forfeited to the Company, and again will be available for grant under the Plan.

11.	Outside Director Limitations.

(a)     Cash-settled Awards. No Outside Director may be granted, in any Fiscal Year, cash-settled Awards with a grant date fair value (determined in accordance with U.S. generally accepted accounting principles) of greater than $300,000, increased to $500,000 in the Fiscal Year of his or her initial service as an Outside Director.

(b)     Stock-settled Awards. Subject to the provisions of Section 14 of the Plan, no Outside Director may be granted, in any Fiscal Year, Awards covering more than 2,500,000 Shares, increased to 4,000,000 Shares in the Fiscal Year of his or her initial service as an Outside Director.

Any Awards granted to an individual while he or she was an Employee, or while he or she was a Consultant but not an Outside Director, will not count for purposes of the limitations under this Section 11.

12.     Leaves of Absence/Transfer Between Locations. Unless the Administrator provides otherwise, vesting of Awards granted hereunder will be suspended during any unpaid leave of absence. A Participant will not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, or any Subsidiary. For purposes of Incentive Stock Options, no such leave may exceed three (3) months, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then six (6) months following the first (1st) day of such leave any Incentive Stock Option held by the Participant will cease to be treated as an Incentive Stock Option and will be treated for tax purposes as a Nonstatutory Stock Option.

13.       Transferability of Awards. Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant. If the Administrator makes an Award transferable, such Award will contain such additional terms and conditions as the Administrator deems appropriate.

14.       Adjustments; Dissolution or Liquidation; Change in Control.

(a)     Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs, the Administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, will adjust the number and class of Shares that may be delivered under the Plan and/or the number, class, and price of Shares covered by each outstanding Award, and the numerical Share limits in Sections 3 and 11(b) of the Plan.

(b)     Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator will notify each Participant as soon as practicable prior to the effective date of such proposed transaction. To the extent it previously has not been exercised, an Award will terminate immediately prior to the consummation of such proposed action.

(c)     Change in Control. In the event of a Change in Control, each outstanding Award will be treated as the Administrator determines, including, without limitation, that (i) Awards may be assumed, or substantially equivalent Awards will be substituted, by the acquiring or succeeding corporation (or an affiliate thereof) with appropriate adjustments as to the number and kind of shares and prices; (ii) upon written notice to a Participant, that the Participant’s Awards will terminate upon or immediately prior to the consummation of such Change in Control; (iii) outstanding Awards will vest and become exercisable, realizable, or payable, or restrictions applicable to an Award will lapse, in whole or in part prior to or upon consummation of such Change in Control, and, to the extent the Administrator determines, terminate upon or immediately prior to the effectiveness of such merger or Change in Control; (iv) (A) the termination of an Award in exchange for an amount of cash and/or property, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Participant’s rights as of the date of the occurrence of the transaction (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction the Administrator determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant’s rights, then such Award may be terminated by the Company without payment), or (B) the replacement of such Award with other rights or property selected by the Administrator in its sole discretion; or (v) any combination of the foregoing. In taking any of the actions permitted under this Section 14(c), the Administrator will not be required to treat all Awards similarly in the transaction.

In the event that the successor corporation does not assume or substitute for the Award, the Participant will fully vest in and have the right to exercise all of his or her outstanding Options and Stock Appreciation Rights, including Shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on Restricted Stock and Restricted Stock Units will lapse, and, with respect to Awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at one hundred percent (100%) of target levels and all other terms and conditions met. In addition, if an Option or Stock Appreciation Right is not assumed or substituted in the event of a Change in Control, the Administrator will notify the Participant in writing or electronically that the Option or Stock Appreciation Right will be exercisable for a period of time determined by the Administrator in its sole discretion, and the Option or Stock Appreciation Right will terminate upon the expiration of such period.

For the purposes of this subsection (c), an Award will be considered assumed if, following the Change in Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) received in the Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, thes type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change in Control is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of an Option or Stock Appreciation Right or upon the payout of a Restricted Stock Unit, Performance Unit or Performance Share, for each Share subject to such Award, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the Change in Control.

Notwithstanding anything in this Section 14(c) to the contrary, an Award that vests, is earned or paid-out upon the satisfaction of one or more performance goals will not be considered assumed if the Company or its successor modifies any of such performance goals without the Participant’s consent; provided, however, a modification to such performance goals only to reflect the successor corporation’s post-Change in Control corporate structure will not be deemed to invalidate an otherwise valid Award assumption.

(d)     Outside Director Awards. With respect to Awards granted to an Outside Director, in the event of a Change in Control, the Participant will fully vest in and have the right to exercise Options and/or Stock Appreciation Rights as to all of the Shares underlying such Award, including those Shares which otherwise would not be vested or exercisable, all restrictions on Restricted Stock and Restricted Stock Units will lapse, and, with respect to Awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at one hundred percent (100%) of target levels and all other terms and conditions met.

15.       Tax.

(a)     Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof) or such earlier time as any tax withholding obligations are due, the Company will have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, local, foreign or other taxes (including the Participant’s FICA obligation) required to be withheld with respect to such Award (or exercise thereof).

(b)     Withholding Arrangements. The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such tax withholding obligation, in whole or in part by (without limitation) (a) paying cash, (b) electing to have the Company withhold otherwise deliverable cash or Shares having a Fair Market Value equal to the minimum statutory amount required to be withheld, or (c) delivering to the Company already-owned Shares having a Fair Market Value equal to the minimum statutory amount required to be withheld. The Fair Market Value of the Shares to be withheld or delivered will be determined as of the date that the taxes are required to be withheld.

(c)     Compliance With Code Section 409A. Awards will be designed and operated in such a manner that they are either exempt from the application of, or comply with, the requirements of Code Section 409A such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Code Section 409A, except as otherwise determined in the sole discretion of the Administrator. The Plan and each Award Agreement under the Plan is intended to meet the requirements of Code Section 409A and will be construed and interpreted in accordance with such intent, except as otherwise determined in the sole discretion of the Administrator. To the extent that an Award or payment, or the settlement or deferral thereof, is subject to Code Section 409A, the Award will be granted, paid, settled or deferred in a manner that will meet the requirements of Code Section 409A, such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Code Section 409A.

16.      No Effect on Employment or Service. Neither the Plan nor any Award will confer upon a Participant any right with respect to continuing the Participant’s relationship as a Service Provider with the Company, nor will they interfere in any way with the Participant’s right or the Company’s right to terminate such relationship at any time, with or without cause, to the extent permitted by Applicable Laws.

17.      Date of Grant. The date of grant of an Award will be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator. Notice of the determination will be provided to each Participant within a reasonable time after the date of such grant.

18.       Term of Plan. Subject to Section 22 of the Plan, the Plan will become effective upon the date of its adoption by the Board. It will continue in effect for a term of ten (10) years from the date adopted by the Board, unless terminated earlier under Section 19 of the Plan.

19.       Amendment and Termination of the Plan.

(a)     Amendment and Termination. The Administrator may at any time amend, alter, suspend or terminate the Plan.

(b)     Stockholder Approval. The Company will obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

(c)     Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan will materially impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan will not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

20.     Conditions Upon Issuance of Shares.

(a)     Legal Compliance. Shares will not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares will comply with Applicable Laws and will be further subject to the approval of counsel for the Company with respect to such compliance.

(b)     Investment Representations. As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

21.     Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction or to complete or comply with the requirements of any registration or other qualification of the Shares under any state, federal or foreign law or under the rules and regulations of the Securities and Exchange Commission, the stock exchange on which Shares of the same class are then listed, or any other governmental or regulatory body, which authority, registration, qualification or rule compliance is deemed by the Company’s counsel to be necessary or advisable for the issuance and sale of any Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority, registration, qualification or rule compliance will not have been obtained.

22.       Stockholder Approval. The Plan will be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted by the Board. Such stockholder approval will be obtained in the manner and to the degree required under Applicable Laws.

BIOCARDIA®

BIOCARDIA, INC.
125 SHOREWAY RD.,SUITE B
SAN CARLOS, CA 94070

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

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Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

CONTROL # → 0000000000000000

NAME	SHARES
THE COMPANY NAME INC. - COMMON	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F	123,456,789,012.12345
THE COMPANY NAME INC. - 401 K	123,456,789,012.12345

PAGE 1 OF 2

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. To elect two Class I directors to serve until the 2023 annual meeting of stockholders and until their successors are duly elected and qualified;	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

02 0000000000

Nominees

01 Peter Altman, Ph.D. 02 Krisztina Zsebo, Ph.D.

The Board of Directors recommends you vote FOR proposals 2, 3, and 4.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

JOB #

Signature (Joint Owners) Date

SHARES
CUSIP #
SEQUENCE #

0000476647_1 R1.0.1.18

BIOCARDIA®

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report is/are available at www.proxyvote.com

BIOCARDIA, INC.
Annual Meeting of Stockholders
December 22, 2020 9:00 AM

This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Dr. Peter Altman and David McClung, or either of them, as proxies, each with the power to appoint such individual's substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common stock of BIOCARDIA, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholder(s) to be held at 09:00 AM, PDT on December 22, 2020, at the offices of BioCardia, Inc. located at 125 Shoreway Rd., Ste. B, San Carlos, CA 94070, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

0000476647_2 R1.0.1.18

Continued and to be signed on reverse side